UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

NOVADEL PHARMA, INC.

(Name of Registrant as Specified In Its Charter)
Not Applicable

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NOVADEL PHARMA INC.
1200 Route 22 East, Suite 2000
Bridgewater, New Jersey 08807
(908) 203-4640

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 10, 2010

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders, or Annual Meeting, of NovaDel Pharma Inc., referred to herein as we, us, our or NovaDel, a Delaware corporation, will be held at the offices of Morgan, Lewis & Bockius LLP, located at 502 Carnegie Center, Princeton, New Jersey 08540, on Thursday, June 10, 2010, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect four Directors to our Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified;

2.

To approve the amendment and restatement of the Company’s 2006 Equity Incentive Plan to, among other things, increase the number of shares of common stock reserved for issuance thereunder from 6,000,000 to 16,000,000;

3.	To ratify the selection of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

4.	To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this notice. Only holders of record of our common stock, par value $0.001 per share (the “Common Stock”), at the close of business on April 16, 2010 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten (10) days prior to the Annual Meeting for any purpose germane to the meeting, at our principal executive offices at 1200 Route 22 East, Suite 2000, Bridgewater, NJ 08807, by contacting our Corporate Secretary.

Whether you plan to attend the meeting in person or not, it is important that you read the Proxy Statement and follow the instructions on your proxy card to vote by mail, telephone or Internet. This will ensure that your shares are represented and will save us additional expenses of soliciting proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL
STOCKHOLDER MEETING TO BE HELD ON JUNE 10, 2010.

In accordance with new rules approved by the Securities and Exchange Commission, we are providing this notice to our stockholders to advise them of the availability on the Internet of our proxy materials related to our Annual Meeting.

Our proxy statement and proxy are enclosed along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, which is being provided as our Annual Report to Stockholders. These materials are also available on the website http://www.proxyvote.com.

By Order of the Board of Directors,

Steven B. Ratoff
Chairman of the Board, President, Chief Executive Officer
and Interim Chief Financial Officer

Flemington, New Jersey April 28, 2010

YOUR VOTE IS IMPORTANT IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

NOVADEL PHARMA INC.
1200 Route 22 East, Suite 2000
Bridgewater, New Jersey 08807
(908) 203-4640

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of NovaDel Pharma Inc., referred to herein as we, us, our or NovaDel, of proxies to be voted at the Annual Meeting of Stockholders, or the Annual Meeting, to be held at 9:00 a.m., Eastern Daylight Time, on Thursday, June 10, 2010 at the offices of Morgan, Lewis & Bockius LLP, located at 502 Carnegie Center, Princeton, New Jersey 08540, and at any adjournments or postponements thereof.

A copy of our Annual Report on Form 10-K for the period ended December 31, 2009 is enclosed with these materials. Upon written request, we will provide each stockholder being solicited by this Proxy Statement with a copy, free of charge, of any of the documents referred to in this Proxy Statement. All such requests should be directed to NovaDel Pharma Inc., 1200 Route 22 East, Suite 2000, Bridgewater, New Jersey 08807, Attn: Steven B. Ratoff, Chairman of the Board, President and Chief Executive Officer, Interim Chief Financial Officer and Corporate Secretary.

The Annual Meeting has been called to consider and take action on the following proposals:

(i)	to elect four Directors to our Board of Directors, or the Board, to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified;

(ii)

to approve the amendment and restatement of the Company’s 2006 Equity Incentive Plan to, among other things, increase the number of shares of common stock reserved for issuance thereunder from 6,000,000 to 16,000,000;

(iii)	to ratify the selection of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

(iv)	to consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our principal executive office is located at 1200 Route 22 East, Suite 2000, Bridgewater, New Jersey 08807 and our telephone number is (908) 203-4640. The approximate date on which this Proxy Statement, the proxy card and other accompanying materials are first being sent or given to stockholders is April 28, 2010.

Record Date and Shares Outstanding

Stockholders of record at the close of business on April 16, 2010 (the “Record Date”) are entitled to notice of and to vote at the meeting. At the Record Date, 98,383,458shares of our Common Stock were issued and outstanding.

Revocability of Proxies

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including a telephone vote), by delivering a written revocation of your proxy to our Corporate Secretary, or by voting at the meeting. The method by which you vote by proxy will in no way limit your right to vote at the meeting if you decide to attend in person. If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the meeting.

Voting Rights

Only holders of record of our Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters to be voted upon at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting and at any postponement or adjournment thereof.

For Proposal 1, the affirmative vote of a plurality of the shares of Common Stock cast by the stockholders present in person or represented by proxy at the Annual Meeting is required to elect the nominees for election as Directors. Withholding authority will have no effect on the outcome of the vote for the election of Directors.

For Proposal 2, the affirmative vote of a majority of votes cast by the stockholders entitled to vote and who are present in person or represented by proxy at the Annual Meeting is required to approve the amendment and restatement of the Company’s 2006 Equity Incentive Plan to, among other things, increase the number of shares of common stock reserved for issuance thereunder from 6,000,000 to 16,000,000. Abstentions will have the effect of a vote ‘‘against’’ this proposal.

For Proposal 3, the affirmative vote of a majority of votes cast by the stockholders entitled to vote and who are present in person or represented by proxy at the Annual Meeting is required to ratify the selection of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Abstentions will have the effect of a vote ‘‘against’’ this proposal. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010, the Audit Committee of our Board of Directors may reconsider its selection.

Broker Non-Votes

If you do not give instructions to your bank or broker within ten days of the Annual Meeting, it may vote on matters that the New York Stock Exchange, or NYSE, determines to be “routine”, but will not be permitted to vote your shares with respect to “non-routine” items. Under the NYSE rules, the ratification of the appointment of our independent auditors (Proposal 3) is a routine matter while the election of our directors (Proposal 1) and the approval of the amendment and restatement of our 2006 Equity Incentive Plan (Proposal 2) are non-routine matters. When a bank or broker has not received instructions from the beneficial owners or persons entitled to vote and the bank or broker cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter. Broker non-votes do not count as votes “for” or “against” any proposal, but will be counted in determining whether there is a quorum for the Annual Meeting. Please note that because of a change in the NYSE rules, unlike at previous annual meetings, your bank or broker will not be able to vote your shares with respect to the election of directors if you have not provided directions to your bank or broker. We strongly encourage you to submit your voting instructions and exercise your right to vote as a stockholder.

Questions and Answers

Q.	What am I voting on?

	•	Election of four Directors (Mark J. Baric, Thomas E. Bonney, CPA, Charles Nemeroff, M.D., Ph.D. and Steven B. Ratoff) for a term ending at the next Annual Meeting of Stockholders;

•

Approval of the amendment and restatement of the Company’s 2006 Equity Incentive Plan to, among other things, increase the number of shares of common stock reserved for issuance thereunder from 6,000,000 to 16,000,000; and

	•	Ratification of the selection of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

Q.	Who is entitled to vote?

Only stockholders of record at the close of business on the Record Date of April 16, 2010, are entitled to vote shares held by such stockholders on that date at the Annual Meeting. Each outstanding share entitles its holder to cast one vote.

Q.	How do I vote?

Vote By Mail: Sign and date the proxy card you receive and return it in the enclosed stamped, self-addressed envelope.

Vote on the Internet: Registered shareholders can vote on the Internet at the website www.proxyvote.com. As with telephone voting, you can confirm that your instructions have been properly recorded.

Vote By Telephone: If you are a stockholder of record (that is, if you hold your stock in your own name), you may vote by telephone by following the instructions on your proxy card. The telephone number is toll-free, so voting by telephone is at no cost to you. If you vote by telephone, you do not need to return your proxy card. The number is 1-800-690-6903.

Vote in Person: Sign and date the proxy you receive and return it in person at the Annual Meeting.

If your shares are held in the name of a bank, broker or other holder of record (i.e., in “street name”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Telephone and Internet voting will be offered to stockholders owning shares through most banks and brokers.

Q.	Can I access the proxy materials and annual report on Form 10-K electronically?

This Proxy Statement, the proxy card, and our Annual Report on Form 10-K for the period ended December 31, 2009 are available on the website www.proxyvote.com.

Q.	Can I change my vote or revoke my proxy?

Yes. You may change your vote or revoke your proxy at any time before the proxy is exercised. If you submitted your proxy by mail, you must (a) file with the Corporate Secretary a written notice of revocation or (b) timely deliver a valid, later-dated proxy. If you submitted your proxy by telephone, you may change your vote or revoke your proxy with a later telephone proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Corporate Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

Q.	What is the process for admission to the Annual Meeting?

If you are a record owner of your shares (i.e., your shares are held in your name), you must show government issued identification. Your name will be verified against the stockholder list. If you hold your shares through a bank, broker or trustee, you must also bring a copy of your latest bank or broker statement showing your ownership of your shares as of the Record Date.

Q.	What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. On the Record Date, there were 98,383,458 outstanding shares of Common Stock entitled to vote at the Annual Meeting.

Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting.

Q.	What vote is required to approve each item?

The affirmative vote of a plurality of the votes cast at the meeting by stockholders entitled to vote thereon is required for the election of Directors. The affirmative vote of a majority of the votes cast by stockholders entitled to vote thereon will be required for the approval of the amendment and restatement of the Company’s 2006 Equity Incentive Plan. For ratification of the selection of J.H. Cohn LLP, the affirmative vote of a majority of the votes cast by stockholders entitled to vote thereon will be required.

Q.	What happens if I do not instruct my broker how to vote on the proxy?

If you do not instruct your broker how to vote, your broker will vote your shares for you at his or her discretion on routine matters such as the ratification of auditors.

Q.	What are the recommendations of the Board of Directors?

The Board of Directors unanimously recommends that the stockholders vote:

•	FOR the election of the four nominated Directors;

•

FOR the approval of the amendment and restatement of the Company’s 2006 Equity Incentive Plan to, among other things, increase the number of shares of common stock reserved for issuance thereunder from 6,000,000 to 16,000,000; and

•	FOR ratification of the selection of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

With respect to any other matter that properly comes before the Annual Meeting, the proxies will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

PROPOSAL 1

ELECTION OF DIRECTORS

Information Regarding Board of Directors

The Board of Directors, or the Board, has nominated four (4) candidates for election as Director for a term expiring at the next Annual Meeting of Stockholders. All of the nominees are currently members of our Board and were elected by our stockholders at the last Annual Meeting. Directors are elected to serve for their respective terms of one year or until their successors have been duly elected or appointed and qualified. The Board has no reason to believe that any of the nominees named below will be unavailable, or if elected, will decline to serve.

Pursuant to our By-Laws, generally the number of Directors is fixed and may be increased or decreased from time to time by resolution of our Board. Currently, our By-Laws provide that the number of Directors must be not less than three (3) nor more than nine (9). The Board has fixed the number of Directors at four (4) members. Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event one or more of the named nominees is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees. Effective January 1, 2010, Mr. Ratoff, the then acting Interim President, Chief Executive Officer and Chief Financial Officer, was appointed as President and Chief Executive Officer and will continue to serve as Interim Chief Financial Officer and Corporate Secretary of the Company. The Board, based on the recommendation of the Corporate Governance and Nominating Committee, affirmatively determined that all of our Directors are independent of NovaDel and management under the standards set forth in the NYSE Amex Company Guide, with the exception of our Chairman, Mr. Steven B. Ratoff, who is not independent because of his role as President and Chief Executive Officer, Interim Chief Financial Officer and Corporate Secretary. In addition, the Board, based on the recommendation of the Corporate Governance and Nominating Committee, affirmatively determined that William F. Hamilton, Ph.D. and J. Jay Lobell were independent of NovaDel and management under the standards set forth in the NYSE Amex Company Guide during their service on the Board in 2009.

NAME	AGE	POSITION WITH NOVADEL

Mark J. Baric	51	Director
Thomas E. Bonney, CPA	45	Director
Charles Nemeroff, M.D., Ph.D.	60	Director
Steven B. Ratoff	67	Director and Chairman of the Board, President and Chief Executive Officer, Interim Chief Financial Officer and Corporate Secretary

The ages, principal occupations, current directorships and any directorship held during the past 5 years, and certain other information with respect to the nominees, are shown below as of the Record Date.

Mark J. Baric, Director, 51. Mr. Baric was elected to the Board in February 2007. Since 2005, Mr. Baric has been the President and co-founder of CeNeRx BioPharma, Inc., a privately-held development company with a therapeutic focus on diseases of the central nervous system. In 2001, he co-founded and served until 2005 as Chief Executive Officer and Chairman of 2ThumbZ Entertainment Inc., a privately-held company which develops and markets entertainment applications for users of handheld wireless devices and networks. From 1996 to 2001, Mr. Baric was Chairman and Chief Executive Officer of Virtus Entertainment Corporation, an emerging company in the fast-growing interactive entertainment industry. From 1990 to 1996, Mr. Baric held various leadership positions, including Chief Operating Officer and Chief Financial and Administrative Officer of Seer Technologies Inc. (now known as Cicero, Inc.), a provider of business integration software. Prior to 1990, Mr. Baric held various leadership positions at several firms, including CS First Boston and Coopers and Lybrand. Mr. Baric serves on the boards of CeNeRx BioPharma, Inc. and 2ThumbZ Entertainment Inc. Mr. Baric received an M.B.A. from the Wharton School of the University of Pennsylvania and a B.S. from Clarion University. He is our chair of our Corporate Governance and Nominating Committee and a member of our Audit and Compensation Committees.

Thomas E. Bonney, CPA, Director, 45. Mr. Bonney was elected to the Board in March 2005. From 2002 to the present, Mr. Bonney has been Managing Director of CMF Associates, LLC, a financial and management consulting firm. Since December 2006, Mr. Bonney has been a General Partner in West Place LLC, and West Place Restaurant Group, LLC, privately-held companies that invest in and manage hotels and real estate. Since June 2005, Mr. Bonney has been a Director of Leblon Holdings LLC, a privately-held beverage supplier and from June 2005 through July 2007 was the Chief Financial Officer of Leblon Holdings, LLC. From 2001 to 2002, he was Chief Financial Officer of Akcelerant Holdings, Inc., a technology holding company. From 1995 to 2001, Mr. Bonney was President and a Director of Polaris Consulting & Information Technologies, a technology solutions provider. Mr. Bonney was at Deloitte & Touche from 1987 to 1995 in various positions including Senior Manager. Mr. Bonney received his B.S. in Accounting at the Pennsylvania State University and is a member of the Pennsylvania Institute of Certified Public Accountants. He is our Lead Director, chair of our Audit Committee and a member of our Compensation and Corporate Governance and Nominating Committees.

Charles Nemeroff, M.D., Ph.D., Director, 60. Dr. Nemeroff was elected to the Board in September 2003. Since 2009, Dr. Nemeroff has served as the Leonard M. Miller Professor and Chairman of the Department of Psychiatry and Behavioral Sciences at the University of Miami Leonard M. Miller School of Medicine in Miami, Florida. From 1991 through 2009, he served as the Reunette W. Harris Professor and Chairman of the Department of Psychiatry and Behavioral Sciences at Emory University School of Medicine in Atlanta, Georgia. Dr. Nemeroff has served on the Scientific Advisory Board of numerous publicly-traded pharmaceutical companies, including Astra-Zeneca Pharmaceuticals and Forest Laboratories. In 2002, he was elected to the Institute of Medicine of the National Academy of Sciences. Dr. Nemeroff received his B.S. from the City College of New York, his M.S. from Northeastern University, and his M.D., Ph.D. and post doctoral training from the University of North Carolina. Dr. Nemeroff is chair of our Scientific Advisory Board. He is also chair of our Compensation Committee and a member of our Audit and Corporate Governance and Nominating Committees.

Steven B. Ratoff, Chairman of the Board, President, Chief Executive Officer, Interim Chief Financial Officer and Corporate Secretary, 67. Mr. Ratoff was elected to the Board in January 2006 and was elected Chairman of the Board on September 15, 2006. He was appointed as Interim President and Chief Executive Officer of NovaDel on July 23, 2007. Effective January 1, 2010, he was appointed President and Chief Executive Officer. Mr. Ratoff is a private investor and since December 2004 has served as a venture partner with ProQuest Investments, a health care venture capital firm. Mr. Ratoff served as director, since May 2005, and was Chairman of the Board, from September 2005 to October 2006, of Torrey Pines Therapeutics Inc. (formerly Axonyx Inc.), a NASDAQ development stage pharmaceutical company. Mr. Ratoff served as a director of Inkine Pharmaceuticals, Inc. from February 1998 to its sale to Salix, Inc. in September 2005. He also served as a board member since March 1995 and as Chairman of the Board and Interim Chief Executive Officer of CIMA Labs, Inc. from May 2003 to its sale to Cephalon, Inc. in August 2004. Mr. Ratoff also served as a director, since 1998 and as President and Chief Executive Officer of MacroMed, Inc. from February to December 2001. From December 1994 to February 2001, Mr. Ratoff served as Executive Vice President and Chief Financial Officer of Brown-Forman Corporation, a publicly-traded manufacturer and marketer of alcoholic beverages. Mr. Ratoff also was employed by Bristol Myers Squibb from 1975 to 1991, serving in a number of executive positions, the last of which was as Senior Vice President and Chief Financial Officer of the Pharmaceutical Group of the company. Mr. Ratoff received his B.S. in Business Administration from Boston University and an M.B.A. with Distinction from the University of Michigan.

Director Experience, Qualifications, Attributes and Skills

We believe that the backgrounds and qualifications of our directors and director nominees, considered as a group, provide a broad mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Our Board is composed of a diverse group of leaders in their respective fields. Many of the current directors have leadership experience at major domestic and international companies with operations inside and outside the United States, as well as experience serving on other companies’ boards, which provides an understanding of different business processes, challenges and strategies facing boards and other companies. Further, our directors also have other experience that makes them valuable members, such as prior experience with financing transactions or mergers and acquisitions that provides insight into issues faced by companies.

The following highlights the specific experience, qualification, attributes and skills of our individual Board members, or nominees for the Board, that have led our Corporate Governance and Nominating Committee to conclude that these individuals should serve on our Board:

Mark J. Baric, brings his extensive background in the biotechnology and information technology industry acquired through a variety of management positions at several privately-held and publically held companies. He currently serves on the board of several companies including CeNeRx Biopharma Inc, and 2ThumbZ Entertainment, Inc. Previously he has served on the boards of Concert Technologies and Virtual Scopics, a company established in partnership with the University of Rochester. Mr. Baric has a CPA and an MBA from the Wharton School of Business.

Thomas E. Bonney, CPA, our lead independent director, brings his extensive accounting and financial background to the Board, as well as expertise in mergers and acquisitions, transaction financing, and the life sciences industry from his experience as a managing partner of a financial and management consulting firm. Furthermore, from 2004 to 2008, Mr. Bonney was an adjunct professor at Temple University teaching business case study capstone courses to graduating undergraduates

Charles Nemeroff, M.D., Ph.D., brings his extensive background in the pharmaceutical and biotechnology industry. He has served on various Scientific Advisory Boards and has been chairman of the department of psychiatry and behavioral sciences at various universities.

Steven B. Ratoff, our chairman of the board, president and chief executive officer, brings over 30 years of experience in the pharmaceutical industry. His experience as an operating executive in a number of companies as well as his board experience in small development stage companies well qualifies him as a board member of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL OF THE
NOMINEES SET FORTH ABOVE FOR DIRECTOR

PROPOSAL 2

APPROVAL OF THE AMENDMENT AND RESTATEMENT
OF THE COMPANY’S 2006 EQUITY INCENTIVE PLAN
TO, AMONG OTHER THINGS, INCREASE THE NUMBER OF SHARES OF COMMON STOCK
RESERVED FOR ISSUANCE THEREUNDER FROM 6,000,000 TO 16,000,000

We are asking our stockholders to vote on a proposal to approve the amendment and restatement of the Company’s 2006 Equity Incentive Plan, also referred to herein as the 2006 Plan, that will effect the following changes:

•	increase the maximum number of shares of our common stock reserved for issuance over the term of the 2006 Plan by an additional 10,000,000 shares to a total of 16,000,000 shares;

•	increase the maximum number of shares of common stock which may be issued pursuant to options intended to be incentive stock options under the federal tax laws by 10,000,000 shares;

•

expand the types of stock-based awards available under the 2006 Plan to include restricted stock units which entitle the participant to receive the underlying shares upon vesting or upon the expiration of a designated period following vesting;

•

establish net counting provisions so that the share reserve is reduced only by the actual number of shares issued under the Plan, and not by the gross number of shares subject to the awards made thereunder;

•

clarify the eligibility provisions so that officers, employees, non-employee board members and consultants in our service or the service of our subsidiaries or parent companies are eligible to receive awards under the 2006 Plan;

•	prohibit the repricing of options and stock appreciation rights;

•

establish additional performance goals that our compensation committee may utilize in establishing performance targets to be attained as a condition of vesting of awards to qualify the compensation attributable to such awards as performance-based compensation under Section 162(m) of the Internal Revenue Code as explained in detail below; and

•	effect a series of technical revisions in order to facilitate administration of the 2006 Plan and maintain its compliance with applicable laws and regulations.

As of April 16, 2010, 4,353,743 shares of common stock were subject to outstanding options under the 2006 Plan, 625,000 shares of common stock were outstanding restricted stock under the 2006 Plan, 2,784,863 shares of common stock had been issued as fully vested shares under the 2006 Plan and 1,021,257 shares of common stock remain available for future awards under the 2006 Plan.

Incentive compensation programs play a pivotal role in our efforts to attract and retain key personnel essential to our long-term growth and financial success. The proposed amendment will assure that a sufficient reserve of common stock is available under the 2006 Plan to allow the Company to remain competitive for executive talent and other key employees and provide us with more flexibility in designing equity incentive programs in an environment where a number of companies have moved from traditional option grants to other stock or stock-based awards such as restricted stock and restricted stock units and performance-based compensation.

The 2006 Plan was originally approved by our stockholders at the 2006 Annual Meeting held on January 17, 2006. On April 20, 2010, our board approved the amendment and restatement of the 2006 Plan that is the subject of this Proposal 2, subject to the approval of the stockholders at the Annual Meeting.

Summary Description of the 2006 Equity Incentive Plan

The principal terms and provisions of the 2006 Plan, as amended, are described below. The summary, however, is not intended to be a complete description of all the terms of the 2006 Plan and is qualified in its entirety by reference to the complete text of the 2006 Plan, as amended, filed with this Proxy Statement as Appendix A. Any stockholder who wishes to obtain a copy of the actual plan documents may do so upon written request to our Corporate Secretary at our principal offices at 1200 Route 22 East, Suite 2000, Bridgewater, New Jersey 08807.

Types of Awards. The following types of awards may be granted under the 2006 Plan: options, stock appreciation rights, stock awards and restricted stock units.

Administration. The compensation committee of our board has the exclusive authority to administer the 2006 Plan with respect to awards made to our executive officers and non-employee Board members and has the authority to make awards under the 2006 Plan to all other eligible individuals. The compensation committee may delegate all or any part of its authority under the 2006 Plan to a sub-committee comprised of no less than two (2) members of the board. In addition, the compensation committee may delegate to the chief executive officer of the Company all or any part of its authority under the 2006 Plan to grant awards to non-officer employees with limitations established by the compensation committee.

The term “plan administrator,” as used in this summary, will mean our compensation committee, any sub-committee and our executive officer, to the extent each such entity or individual is acting within the scope of its administrative authority under the 2006 Plan.

Eligibility. Officers, employees, non-employee members of our board and consultants in our employ or service or in the employ or service of our parent or our subsidiary companies (whether now existing or subsequently established) are eligible to participate in the 2006 Plan.

Securities Subject to 2006 Plan. 16,000,000 shares of our common stock will be reserved for issuance over the term of the 2006 Plan, including the 10,000,000 share increase subject to approval under this proposal. The maximum number of shares of common stock which may be issued pursuant to options intended to qualify as incentive stock options under the federal tax laws may not exceed 16,000,000 shares.

No participant in the 2006 Plan may receive awards for more than 2,600,000 shares of our common stock in any single calendar year, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. Stockholder approval of this proposal will also constitute approval of that 2,600,000-share limitation for purposes Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Accordingly, such limitation will assure that any deductions to which we would otherwise be entitled upon the exercise of stock options or stock appreciation rights granted under the 2006 Plan will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m). In addition, one (1) or more shares issued under stock awards or restricted stock units may also qualify as performance-based compensation that is not subject to the Section 162(m) limitation, if the vesting of those shares is tied to the attainment of the corporate performance milestones discussed in the summary description below.

The shares of common stock issuable under the 2006 Plan may be drawn from shares of our authorized but unissued common stock or from shares of our common stock that we acquire, including shares purchased on the open market or in private transactions.

Shares subject to outstanding awards under the 2006 Plan that are forfeited or otherwise terminate prior to the issuance of the shares subject to those awards or for other consideration in lieu of such shares will be available for subsequent issuance under the 2006 Plan. Any unvested shares issued under the 2006 Plan that are subsequently forfeited or that we repurchase, at a price not greater than the original issue price paid per share, pursuant to our repurchase rights under the 2006 Plan will be added back to the number of shares reserved for issuance under the 2006 Plan and will accordingly be available for subsequent issuance.

In addition, the following share counting procedures will apply in determining the number of shares of common stock available from time to time for issuance under the 2006 Plan:

•

Should the exercise price of an option be paid in shares of our common stock, then the number of shares reserved for issuance under the 2006 Plan will be reduced by the net number of shares issued under the exercised option.

•

Should shares of common stock otherwise issuable under the 2006 Plan be withheld by us in satisfaction of the withholding taxes incurred in connection with the issuance, exercise or settlement of an award under the plan, then the number of shares of common stock available for issuance under the 2006 Plan will be reduced by the net number of shares actually issued after any such share withholding.

•	Upon the exercise of any stock appreciation right granted under the 2006 Plan, the share reserve will be reduced by the net number of shares actually issued upon such exercise.

Grant of Awards. The plan administrator has complete discretion to determine which eligible individuals are to receive awards, the time or times when those awards are to be granted, the number of shares subject to each such award, the vesting and exercise schedule (if any) to be in effect for the award, the cash consideration (if any) payable per share subject to the award and the form of payment in which the award is to be settled, the maximum term for which the award is to remain outstanding, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, and with respect to performance-based awards, the amount payable at one or more levels of attained performance, the payout schedule and the form of payment.

Stock Options. Each granted option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than one hundred percent (100%) of the fair market value of the option shares on the grant date. No granted option will have a term in excess of ten (10) years. The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date or upon the achievement of pre-established performance objectives. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. The shares acquired under such immediately exercisable options will be subject to repurchase by us, at the lower of the exercise price paid per share or the fair market value per share, if the optionee ceases service prior to vesting in those shares.

Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised, provide for continued vesting during the applicable post-service exercise period and/or accelerate the exercisability or vesting of options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding,

Stock Appreciation Rights. The 2006 Plan allows the issuance of two types of stock appreciation rights:

•

Tandem stock appreciation rights granted in conjunction with options which provide the holders with the right to surrender the related option grant for an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the vested shares of our common stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares.

•

Stand-alone stock appreciation rights which allow the holders to exercise those rights as to a specific number of shares of our common stock and receive in exchange an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares of common stock as to which those rights are exercised over (ii) the aggregate exercise price in effect for those shares. The exercise price per share may not be less than the fair market value per share of our common stock on the date the stand-alone stock appreciation right is granted, and the right may not have a term in excess of ten (10) years.

The appreciation distribution on any exercised stock appreciation right will be paid in (i) cash, (ii) shares of our common stock or (iii) a combination of cash and shares of our common stock. Upon cessation of service with us, the holder of a stock appreciation right will have a limited period of time in which to exercise that right to the extent exercisable at that time. The plan administrator has complete discretion to extend the period following the holder’s cessation of service during which his or her outstanding stock appreciation rights may be exercised, provide for continued vesting during the applicable post-service exercise period and/or accelerate the exercisability or vesting of stock appreciation rights in whole or in part. Such discretion may be exercised at any time while the stock appreciation rights remain outstanding.

Repricing Prohibition. The plan administrator may not implement any of the following repricing programs without obtaining stockholder approval: (i) the cancellation of outstanding options or stock appreciation rights in return for new options or stock appreciation rights with a lower exercise price per share, (ii) the cancellation of outstanding options or stock appreciation rights with exercise prices per share in excess of the then current fair market value per share of our common stock for consideration payable in our equity securities or (iii) the direct reduction of the exercise price in effect for outstanding options or stock appreciation rights.

Stock Awards and Restricted Stock Units. Shares of our common stock may be issued under the 2006 Plan subject to performance or service vesting requirements established by the plan administrator or as a fully-vested bonus for past services without any cash outlay required of the recipient. Shares of our common stock may also be issued under the 2006 Plan pursuant to restricted stock units which entitle the recipients to receive those shares upon the attainment of designated performance goals or the completion of a prescribed service period or upon the expiration of a designated time period following the vesting of those units, including (without limitation), a deferred distribution date following the termination of the recipient’s service with us.

In order to assure that the compensation attributable to one or more stock awards or restricted stock units will qualify as performance-based compensation which will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per executive officer which is imposed under Internal Revenue Code Section 162(m), the plan administrator will have the discretionary authority to structure one or more such awards so that the shares of common stock subject to those awards will vest only upon the achievement of certain pre-established corporate performance goals which may be based on one or more of the following criteria: (i) earnings (either in the aggregate or on a per share basis), (ii) revenues, (iii) cash flow, (iv) return on equity, (v) indices related to EVA (economic value added), (vi) earnings before interest, taxes, depreciation, amortization, (vii) market share (in one or more markets), (viii) customer retention rates, (ix) operating income, (x) per share rate of return on our common stock (including dividends), (xi) market penetration rates, (xii) reductions in expense levels, (xiii) attainment by our common stock of a specified market value for a specified period of time, (xiv) certain scientific milestones, or (xv) capital raises. The plan administrator may also provide for appropriate adjustments or exclusions for one ore more items related to an event or occurrence which the plan administrator deems appropriate, including, without limitation, (i) restructurings, reorganizations or discontinued operations, (ii) the effect of changes in tax law, accounting principles or such other laws or provisions affecting reported results, (iii) costs and expenses incurred in connection with mergers and acquisitions, (iv) any extraordinary or nonrecurring items and (v) items of income, gain, loss or expense attributable to the operations of any business acquired by us or any subsidiary.

Stockholder approval of this proposal will also constitute approval of the foregoing performance goals for purposes of establishing the vesting targets for one or more awards under the 2006 Plan that are intended to qualify as performance-based compensation under Section 162(m).

Should the participant cease to remain in service while holding one or more unvested shares or should the performance objectives not be attained with respect to one or more such unvested shares, then those shares will be immediately surrendered for cancellation. Outstanding restricted stock units will automatically terminate, and no shares of our common stock will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for such awards are not attained. The plan administrator, however, will have the discretionary authority to issue shares of our common stock in satisfaction of one or more outstanding awards as to which the designated performance goals or service requirements are not attained. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to awards which were intended at the time of issuance to qualify as performance-based compensation under Section 162(m), except in the event of the participant’s death or disability or in connection with a change in control, as described under the heading “General Provisions – Change in Control.”

Stock Awards

The following table sets forth, as to our Chief Executive Officer, our Chief Financial Officer, our two other most highly compensated executive officers and the other individuals and groups indicated, the number of shares of our common stock subject to option grants made under the 2006 Plan from January 1, 2009 through April 16, 2010, together with the weighted average exercise price per share in effect for such option grants.

Name and Position	Number of Shares Underlying Options Granted (#)	Weighted Average Exercise Price Per Share ($)

Steven B. Ratoff, Chairman of the Board, President, Chief Executive Officer and Interim Chief Financial Officer	2,558,958	0.25
David H. Bergstrom, Ph.D., Senior Vice President and Chief Operating Officer	400,000	0.34
Michael E. Spicer, Chief Financial Officer and Corporate Secretary	—	—
Deni M. Zodda, Ph.D., Senior Vice President and Chief Business Officer	—	—
Joseph Warusz, Principal Accounting Officer	—	—
All named executive officers as a group (5 persons)	2,958,958	0.26

Directors:
Marc J. Baric	—	—
Thomas E. Bonney	—	—
Charles Nemeroff	—	—
All current non-employee directors as a group (3 persons)	—	—

All employees, including current officers who are not named executive officers, as a group (1 persons)	—	—

New Plan Benefits

No awards have been made under the 2006 Plan on the basis of the amendment to the 2006 Plan subject to stockholder approval under this proposal.

General Provisions

Change in Control. In the event of a merger, reorganization, consolidation or other change in control, the compensation committee may, in its sole discretion, provide (A) that awards will be settled in cash rather than in shares, (B) that awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (C) that awards will be assumed by another party to the transaction or otherwise be equitably converted or substituted in connection with such transaction, (D) that outstanding awards may be settled by payment in cash or cash equivalents equal to the excess of the fair market value of the underlying shares as of a specified date associated with the transaction, over the exercise price of the award, (E) that performance targets and performance periods for performance-based awards will be modified, consistent with Section 162(m) where applicable, or (F) any combination of the foregoing. Unless otherwise provided in the award agreement, if a participant’s employment is terminated without cause or the participant resigns for good reason with six (6) months after a change in control, all of the participant’s awards will become fully vested.

The plan administrator’s authority above extends to any awards intended to qualify as performance-based compensation under Section 162(m), even though the accelerated vesting of those awards may result in their loss of performance-based status under Section 162(m).

Changes in Capitalization. In the event of a corporate event or transaction involving the Company, including, without limitation, any stock split, stock dividend, extraordinary cash dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction, split-up, merger, consolidation or other reorganization, equitable adjustments will be made to: (i) the maximum number and/or class of securities issuable under the 2006 Plan; (ii) the maximum number and/or class of securities for which incentive stock options may be granted under the 2006 Plan; (iii) the maximum number and/or class of securities for which any one (1) person may be granted awards under the 2006 Plan per calendar year; (iv) the number and/or class of securities and the exercise price per share in effect for outstanding options and stock appreciation rights and (v) the number and/or class of securities subject to each outstanding stock award and restricted stock unit and the cash consideration (if any) payable per share. Such adjustments will be made in such manner as the plan administrator deems appropriate in order to preclude any dilution or enlargement of benefits under the 2006 Plan or the outstanding awards thereunder.

Valuation. The fair market value per share of our common stock on any relevant date under the Plan will be deemed to be equal to the closing selling price per share on that date on the Over-the-Counter Bulletin Board. As of April 16, 2010, the fair market value of our common stock determined on such basis was $0.23 per share.

Stockholder Rights and Transferability. No optionee has any stockholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares. The holder of a stock appreciation right will not have any stockholder rights with respect to the shares subject to that right unless and until such person exercises the right and becomes the holder of record of any shares of our common stock distributed upon such exercise. Options are not assignable or transferable other than by will or the laws of inheritance following the optionee’s death, and during the optionee’s lifetime, the option may only be exercised by the optionee. However, the plan administrator may permit transfer of awards under certain circumstances as it deems appropriate. Stand alone stock appreciation rights will be subject to the same transferability restrictions applicable to non-statutory options.

A participant will have full stockholder rights with respect to any shares of common stock issued to him or her under the 2006 Plan, whether or not his or her interest in those shares is vested. A participant will not have any stockholder rights with respect to the shares of common stock subject to restricted stock units until that award vests and the shares of common stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding restricted stock units, subject to such terms and conditions as the plan administrator may deem appropriate.

Amendment and Termination. Our compensation committee may amend or modify the 2006 Plan at any time subject to stockholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the stock exchange on which our common stock is at the time primarily traded. Unless sooner terminated by our compensation committee, the 2006 Plan will terminate on the earlier of (i) January 16, 2016 and (ii) the date on which all shares available for issuance under the 2006 Plan have been issued as fully vested shares.

Summary of Federal Income Tax Consequences

The following is a summary of the Federal income taxation treatment applicable to us and the participants who receive awards under the 2006 Plan.

Option Grants. Options granted under the 2006 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Stock Awards. The recipient of unvested shares of common stock issued under the 2008 Plan will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the unvested shares. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the recipient.

Restricted Stock Units. No taxable income is recognized upon receipt of restricted stock units. The holder will recognize ordinary income in the year in which the shares subject to the units are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Deductibility of Executive Compensation. We anticipate that any compensation deemed paid by us in connection with the exercise of non-statutory options or stock appreciation rights will qualify as performance-based compensation for purposes of Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, the compensation deemed paid with respect to options and stock appreciation rights granted under the 2006 Plan will remain deductible by us without limitation under Section 162(m). However, any compensation deemed paid by us in connection with shares issued under stock awards or restricted stock units will be subject to the $1 million limitation, unless the issuance of the shares or cash is tied to one or more of the performance milestones described above.

Accounting Treatment. Pursuant to the accounting standards established under the FASB Accounting Standards Codification Topic 718, we will be required to expense all share-based payments, including grants of stock options, stock appreciation rights, restricted stock and restricted stock units under the 2006 Plan. Accordingly, stock options and stock appreciation rights which are granted to our employees and non-employee Board members and payable in shares of our common stock will have to be valued at fair value as of the grant date under an appropriate valuation formula, and that value will then have to be charged as a direct compensation expense against our reported earnings over the designated vesting period of the award. For shares issuable upon the vesting of restricted stock units awarded under the 2006 Plan, we will be required to amortize over the vesting period a compensation cost equal to the fair market value of the underlying shares on the date of the award. If any other shares are unvested at the time of their direct issuance, then the fair market value of those shares at that time will be charged to our reported earnings ratably over the vesting period. Such accounting treatment for restricted stock units and direct stock issuances will be applicable whether vesting is tied to service periods or performance goals, although for performance-based awards, the grant date fair value will initially be determined on the basis of the probable outcome of performance goal attainment. The issuance of a fully-vested stock bonus will result in an immediate charge to our earnings equal to the fair market value of the bonus shares on the issuance date.

Dividends or dividend equivalents paid on the portion of an award that vests will be charged against our retained earnings. However, if the award holder is not required to return the dividends or dividend equivalents if they forfeit their awards, such dividends or dividend equivalents paid on instruments that do not vest will be recognized by us as additional compensation cost.

Finally, it should be noted that the compensation expense accruable for performance-based awards under the 2006 Plan will, in general, be subject to adjustment to reflect the actual outcome of the applicable performance goals, and any expenses accrued for such performance-based awards will be reversed if the performance goals are not met, unless those performance goals are deemed to constitute market conditions (i.e., because they are tied to the price of our common stock) under FASB Accounting Standards Codification Topic 718.

Required Vote

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting on the Proposal 2, provided that affirmative vote also represents at least a majority of the voting power required to constitute a quorum at the annual meeting, is required for approval of the amendment to the 2006 Plan. Should such approval not be obtained, then the share reserve will not be increased and we will not be able to grant restricted stock units. However, awards will continue to be made under the 2006 Plan until the date all the shares of our common stock currently reserved for issuance under the 2006 Plan have been issued or any earlier termination of the 2006 Plan.

THE BOARD BELIEVES THAT PROPOSAL 2 IS IN THE COMPANY’S BEST INTERESTS
AND IN THE BEST INTERESTS OF OUR STOCKHOLDERS
AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT AND RESTATEMENT
OF THE 2006 EQUITY INCENTIVE PLAN.

PROPOSAL 3

RATIFICATION OF THE SELECTION OF J.H. COHN LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010

The Audit Committee, pursuant to its charter, has selected the independent registered public accounting firm of J.H. Cohn LLP for the purpose of auditing and reporting upon the financial statements of NovaDel for the fiscal year ending December 31, 2010. Neither the firm, nor any of its members has any direct or indirect financial interest in NovaDel. J.H. Cohn LLP has been employed by us to audit our financial statements since November 2003.

While the Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, the Audit Committee and our Board are requesting, as a matter of policy, that the stockholders ratify the appointment of J.H. Cohn LLP as our independent registered public accounting firm. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the stockholders do not ratify the selection, the Audit Committee may investigate the reasons for stockholder rejection and may consider whether to retain J.H. Cohn LLP or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of NovaDel and our stockholders. A formal statement by representatives of J.H. Cohn LLP is not planned for the Annual Meeting. However, representatives of J.H. Cohn LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions by stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE RATIFICATION OF THE SELECTION OF J.H. COHN LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010

BOARD OF DIRECTORS AND COMMITTEES

Meetings and Committees of our Board

Our Board met 14 times in person or by teleconference during the year ended December 31, 2009. Each Director attended more than 75% of the total of the Board meetings and the meetings of the committees upon which he served.

Executive Sessions; Lead Independent Director

Non-employee Directors meet regularly in executive session following regularly scheduled Board meetings. Since January 2006, the Board has designated a Lead Independent Director who acts as the leader of the independent Directors and as chairperson of the executive sessions of our independent Directors. Dr. William F. Hamilton served as our Lead Independent Director until October 15, 2009. On December 10, 2009, Mr. Thomas E. Bonney was appointed Lead Independent Director.

Attendance at Annual Meeting

Although we have no formal policy regarding Director attendance at annual meetings, we strongly encourage all Directors to attend. Mr. Ratoff attended the Annual Meeting of Stockholders held on October 15, 2009.

Committees of the Board

Our Board has the following three committees: (1) Audit Committee; (2) Compensation Committee; and (3) Corporate Governance and Nominating Committee.

Committee	Members(1)	Number of Meetings in 2009

Audit	Thomas E. Bonney, CPA Chair (2) Mark J. Baric William F. Hamilton, Ph.D. Charles Nemeroff, M.D., Ph.D. (3)	5

Compensation	Charles Nemeroff, M.D., Ph.D., Chair Mark J. Baric Thomas E. Bonney, CPA (3) J. Jay Lobell	6

Corporate Governance and Nominating	Mark J. Baric Chair (3) Thomas E. Bonney, CPA Charles Nemeroff, M.D., Ph.D. William F. Hamilton, Ph.D.	3

(1) Mr. J. Jay Lobell and Dr. William F. Hamilton did not stand for re-election at the 2009 Annual Meeting. As of October 15, 2009, Mr. Lobell and Dr. Hamilton are no longer members of the respective committees.

(2) Mr. Thomas E. Bonney, CPA has been determined by the Board to be an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules and “independent” by the Amex Company Guide as the Company continues to follow the Amex guidelines regarding Board membership.

(3) Joined the respective committee on October 15, 2009 to fill a vacancy created at the 2009 Annual Meeting.

Audit Committee

The functions of the Audit Committee are focused on the following areas:

•	selects our independent registered public accounting firm and provides oversight of the firm’s independence, qualifications and performance;

•	reviews the adequacy of our internal control and financial reporting process and the reliability of our financial statements;

•	reviews and approves related party transactions; and

•	reviews our compliance with legal and regulatory requirements.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. In the opinion of the Board, and as the term “independent” is defined in Section 803(A)(2) of the NYSE Amex Company Guide, Mr. Baric, Mr. Bonney, and Dr. Nemeroff are, and Dr. Hamilton was, independent of management and free of any relationship that would interfere with the exercise of independent judgment as members of the Audit Committee. Members of the Audit Committee also all meet the independence requirements set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. Our Board has determined that Mr. Bonney qualifies as an “audit committee financial expert” and “independent director” as those terms are defined by the regulations of the Securities and Exchange Commission and the NYSE Amex Company Guide.

The Audit Committee meets with management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting. The Audit Committee discusses these matters with our independent registered public accounting firm and with appropriate financial personnel from NovaDel. Meetings are held with participation from the independent registered public accounting firm. The independent registered public accounting firm is given unrestricted access to the Audit Committee. The Audit Committee also recommends to our stockholders the appointment of the independent registered public accounting firm and reviews periodically their performance and independence from management. In addition, the Audit Committee reviews our budget and capital requirements and related party financing plans, and reports its recommendations to the full Board for approval and to authorize action. A copy of the Audit Committee’s written charter is available on our website at www.novadel.com.

Prior to October 15, 2009, the members of the Audit Committee were Mr. Thomas E. Bonney, Mr. Mark J. Baric and Dr. William F. Hamilton. On and after October 15, 2009, the members of the Audit Committee are Mr. Thomas E. Bonney, CPA (Chair), Dr. Charles Nemeroff and Mr. Mark J. Baric.

Compensation Committee

The functions of the Compensation Committee are focused on the following areas:

•	reviews and approves, or recommends for approval by a majority of the independent Directors of the Board, the compensation of our Chief Executive Officer and our other named executive officers;

•	reviews and makes recommendations to the Board with respect to incentive compensation plans and equity-based plans; and

•	reviews the Compensation Discussion and Analysis (“CD&A”) for inclusion in our proxy statement.

More specifically, the Compensation Committee annually reviews and approves corporate goals and objectives relevant to the total direct compensation – that is, changes in base salary, and non-equity and equity incentive plan compensation – of the Chief Executive Officer and our other named executive officers, evaluates their performance against these goals and objectives, and, based on its evaluation, sets their total direct compensation. The details of the process and procedures involved are described in the CD&A beginning on page 34 for the named executive officers total direct compensation.

Our full Board ultimately makes the final decisions regarding the Chief Executive Officer’s and the other named executive officers’ total direct compensation.

In the opinion of the Board, and as the term “independent” is defined in Section 803(A)(2) of the NYSE Amex Company Guide, Mr. Baric, Mr. Bonney and Dr. Nemeroff, are independent and are “non-employee Directors” pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934. A copy of the Compensation Committee’s written charter is available on our website at www.novadel.com.

Prior to October 15, 2009, the members of the Compensation Committee were Mr. Mark J. Baric, Mr. J. Jay Lobell and Dr. Charles Nemeroff. On and after October 15, 2009, the members of the Compensation Committee were Dr. Charles Nemeroff (Chair), Mr. Mark J. Baric and Mr. Thomas J. Bonney.

Compensation Committee Interlocks and Insider Participation

From January 1, 2009 through October 15, 2009, the members of the Compensation Committee were Mr. Mark J. Baric, Mr. J. Jay Lobell and Dr. Charles Nemeroff. From October 15, 2009 through December 31, 2009, the members of the Compensation Committee were Dr. Charles Nemeroff, Mr. Mark J. Baric and Mr. Thomas J. Bonney. None of these individuals was at any time during fiscal year 2009 or at any other time an officer or employee of ours. No executive officer has served as a director or member of the Board of Directors or the Compensation Committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of or member of our Board of Directors or our Compensation Committee. Mr. Steven B. Ratoff, our Chairman of the Board, and our President and Chief Executive Officer, Interim Chief Financial Officer and Corporate Secretary participated in discussions and decisions regarding salaries and incentive compensation for all of our named executive officers, except he was excluded from discussions regarding his own salary and incentive stock compensation.

Corporate Governance and Nominating Committee

The functions of the Corporate Governance and Nominating Committee are focused on the following areas:

•	recommends to the Board the persons to be nominated for election as Directors at any meeting of stockholders;

•	develops and recommends to the Board a set of corporate governance principles applicable to NovaDel; and

•	oversees the evaluation of the Board.

In the opinion of the Board, and as the term “independent” is defined in Section 803(A)(2) of the NYSE Amex Company Guide, Mr. Baric, Mr. Bonney, and Dr. Nemeroff are, and Dr. Hamilton was, independent.

Prior to October 15, 2009, the members of the Corporate Governance and Nominating Committee were Mr. Thomas J. Bonney, Dr. William F. Hamilton and Dr. Charles Nemeroff. On and after October 15, 2009, the members of the Corporate Governance and Nominating Committee were Mr. Mark J. Baric (Chair), Mr. Thomas J. Bonney and Dr. Charles Nemeroff.

The Corporate Governance and Nominating Committee was established on June 14, 2004 and was responsible for developing and recommending a set of corporate governance guidelines to the Board. Our Board adopted such Corporate Governance Guidelines in September 2005, which were amended in June 2006. The guidelines are available on our website at www.novadel.com. A complete description of the Corporate Governance and Nominating Committee’s responsibilities is set forth in the Corporate Governance and Nominating Committee’s written charter. A copy of the Corporate Governance and Nominating Committee’s written charter is available on our website at www.novadel.com.

Code of Ethics

Our Board adopted a Business Conduct Policy that is applicable to all of our employees, officers and Directors. The Business Conduct Policy is intended to be designed to deter wrong-doing and promote honest and ethical behavior, full, fair, timely, accurate and understandable disclosure, and compliance with applicable laws. The Business Conduct Policy satisfies the definition of “code of ethics” under the rules and regulations of the Securities and Exchange Commission and the NYSE Amex Company Guide. The Board adopted the Business Conduct Policy in 2003 and a subsequent revised Business Conduct Policy was adopted by the Board in 2004. A copy of the Business Conduct Policy can be obtained and will be provided to any person without charge upon written request to our Corporate Secretary at our executive offices, 1200 Route 22 East, Suite 2000, Bridgewater, New Jersey 08807.

The Business Conduct Policy can also be obtained on our website, www.novadel.com. We intend to disclose on our website any amendments to, or waivers from, our Business Conduct Policy. Our website and the information contained therein or connected thereto are not incorporated into this Proxy Statement.

Independence of Directors

The Board annually determines the independence of each Director based on a review by the Board and our Corporate Governance and Nominating Committee. The Company continues to follow the NYSE Amex LLC Corporate Governance Standards requiring that a majority of the Board be independent and that for a Director to qualify as independent, the Board must affirmatively determine that the Director has no material relationship with NovaDel, either directly or as a partner, shareholder or officer of an organization that has a relationship with us. In determining whether a material relationship exists, the Board and our Corporate Governance and Nominating Committee broadly consider all relevant facts and circumstances brought to their attention through the processes described below.

The NovaDel Corporate Governance Guidelines, adopted by the Board in September 2005 and amended in June 2006, are available on the Corporate Governance section of our website at www.novadel.com. The NYSE Amex Company Guide generally provides that a Director will not be considered independent if:

•

the Director is, or within the last three years, has been an employee of NovaDel, or an immediate family member of the Director is, or within the last three years has been, an executive officer of NovaDel;

•

the Director, or an immediate family member of the Director, has received more than $120,000 in any consecutive 12-month period in the last three years in any compensation from NovaDel, other than Director fees, compensation paid to an immediate family member who is an employee (other than an executive officer) of the company, compensation received for former service as an interim executive officer (provided the interim employment did not last longer than one year) or benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•

a Director who is, or has an immediate family member who is, a current partner of our independent public registered accounting firm, or was a partner or employee of our independent registered public accounting firm who worked on our audit at any time during any of the past three years;

•

the Director, or an immediate family member of the Director is, or in the last three years has been, employed as an executive officer of another company where any of NovaDel’s present executives serve on that company’s compensation committee; or

•

a Director who is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of any organization to which the company made or from which the company received, payments that exceed 5% of the organization’s gross revenues for that year or $200,000, whichever is greater, in any of the most recent three fiscal years (other than payments arising solely from investments in the company’s securities or payments under non-discretionary charitable contribution matching programs).

Pursuant to the Corporate Governance Guidelines, the Board reviewed the independence of each of our Directors in April 2010, taking into account potential conflicts of interest, transactions or other relationships that would reasonably be expected to compromise any of our Directors’ independence. In performing this review, the Board, together with our Corporate Governance and Nominating Committee, reviewed the responses received from each Director to a questionnaire inquiring about, among other things, their relationships with us (and those of their immediate family members), their affiliations and other potential conflicts of interest.

As a result of this review, the Board, based on the recommendation of the Corporate Governance and Nominating Committee, affirmatively determined that all of our Directors are independent of NovaDel and management under the standards set forth in the NYSE Amex Company Guide, with the exception of our Chairman, Mr. Steven B. Ratoff, who is not independent because of his role as President and Chief Executive Officer, Interim Chief Financial Officer and Corporate Secretary.

Compensation of Directors

The general policy of the Board is that compensation for independent Directors should be a mix of cash and equity-based compensation. NovaDel does not pay employee Directors for Board service in addition to their regular employee compensation. The Compensation Committee, which consists solely of independent Directors, has the primary responsibility for reviewing and considering any revisions to Director compensation. The Board reviews the Compensation Committee’s recommendations and determines the amount of Director compensation.

Pursuant to its charter, the Compensation Committee may engage the services of outside advisors, experts, and others to assist them. During 2009, the Compensation Committee did not engage the services of outside advisors, experts or others to assist in setting Director compensation.

The following table shows amounts earned by each Director in the fiscal year ended December 31, 2009.

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

Mark J. Baric	$65,500	—	$5,067	—	—	—	$70,567

Thomas E. Bonney, CPA	$72,000	—	$5,067	—	—	—	$77,067

William F. Hamilton, Ph.D.(2)	$47,252	—	—	—	—	—	$47,252

J. Jay Lobell(2)	$38,544	—	—	—	—	—	$38,544

Charles Nemeroff, M.D., Ph.D.	$63,500	—	$5,067	—	—	—	$68,567

Steven B. Ratoff(3)	$67,500	—	$5,067	—	—	—	$72,567	(2)

(1)

Represents estimated fair value of the option award on the grant date using a Black-Scholes option pricing model that assumes the following: expected volatility of 85%; dividend yield of 0%; expected term until exercise of 1.8 years; and a risk-free interest rate of 2.0%.

(2)	On October 15, 2009, Mr. Lobell and Dr. Hamilton did not stand for re-election at our 2009 Annual Meeting.

(3)

Does not include fees earned by Mr. Ratoff pursuant to his consulting arrangement with us, or stock awards received by Mr. Ratoff pursuant to his role as the Company’s Interim President and Chief Executive Officer, Interim Chief Financial Officer and Corporate Secretary.

The following table shows the options granted to each Director in the fiscal year ended December 31, 2009.

Director	Number of Shares Underlying Options Granted	Grant Date	Exercise Price Per Share

Mark J. Baric	50,000	10/15/2009	$0.23
Thomas E. Bonney, CPA	50,000	10/15/2009	$0.23
William F. Hamilton, Ph.D.(1)	—	—	$—
J. Jay Lobell(1)	—	—	$—
Charles Nemeroff, M.D., Ph.D.	50,000	10/15/2009	$0.23
Steven B. Ratoff	50,000	10/15/2009	$0.23

(1)	On October 15, 2009, Mr. Lobell and Dr. Hamilton did not stand for re-election at our 2009 Annual Meeting.

In September 2006, Mr. Ratoff was elected Chairman of the Board. In connection with Mr. Ratoff’s appointment as Chairman of the Board, the Board entered into a consulting arrangement to compensate Mr. Ratoff for his efforts in such position. Such arrangement was on a month-to-month basis. Effective June 6, 2007, his monthly rate was $17,500 per month and reimbursement of reasonable expenses. Mr. Ratoff also received compensation as a member of the Board. Effective January 1, 2010, Mr. Ratoff was appointed as President and Chief Executive Officer and entered into an employment agreement in connection therewith, and will continue to serve as Interim Chief Financial Officer. As a result, Mr. Ratoff no longer qualifies as a non-employee Director as of January 1, 2010.

The Board followed the recommendation of the Compensation Committee and determined non-employee Director compensation as follows:

Fiscal 2009 Policy -- Directors who were not employees and were independent received fees in the following amounts:

Equity Compensation -- Each new non-employee Director will, upon initially joining the Board, receive options to purchase 100,000 shares of our Common Stock pursuant to our 2006 Equity Incentive Plan, referred to herein as the 2006 Plan, and thereafter, each non-employee Director will receive an annual grant of options to purchase 50,000 shares of our Common Stock upon re-election to the Board.

Cash Compensation – Prior to October 15, 2009, each non-employee Director was paid an annual retainer fee of $20,000 and $2,000 for in-person and $1,000 for telephonic meetings of the Board. The Lead Independent Director was paid a $2,500 retainer for such role. In addition, each non-employee Director received certain additional annual retainers and meeting fees for chairing or serving as a member of the committees of the Board, with annual retainers as follows:

Chairman of the Audit Committee	$7,500
Member of the Audit Committee	$2,500

Chairman of the Compensation Committee	$5,000
Member of the Compensation Committee	$2,500

Chairman of the Corporate Governance and Nominating Committee	$5,000
Member of the Corporate Governance and Nominating Committee	$2,500

In addition, each non-employee Director was paid $1,000 for in-person and $500 for telephonic committee meetings. The Board has agreed to permit each non-employee Director to elect to receive cash compensation in connection with their Board and committee retainers in the form of equity under the Plan. Such election will be made on an annual basis and valued at the time of grant. Equity grants will be received by such non-employee Directors when cash compensation payments are due.

On October 15, 2009, cash compensation for each non-employee Director was modified such that each non-employee Director will only receive an annual retainer of $50,000 to be paid semi-annual in installments of $25,000. No additional non-employee Director cash compensation will be paid to the Company’s non-employee Directors.

Board Leadership Structure and Role in Risk Oversight

Our Board evaluates its leadership structure and role in risk oversight on an ongoing basis. Since January 2006, our leadership structure has combined the Chairman of the Board, President and Chief Executive Officer roles into one position. Currently, Mr. Ratoff serves as Chairman of the Board, President and Chief Executive Officer of our company. Since January 2006, our Board has also designated a Lead Independent Director who acts as the leader of the independent Directors of the Board and as Chairperson of the executive sessions of our independent Directors, serves as a non-exclusive intermediary between the independent Directors and management, including our Chairman of the Board, President and Chief Executive Officer, provides input to the Chairman in planning agendas for Board meetings and facilitates discussions among the independent Directors as appropriate between Board meetings. Currently, Mr. Bonney serves as our Lead Independent Director. Our Board determines what leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of the Company, the current stage of development and commercialization of our products and product candidates and other relevant factors. After considering these factors, our Board has determined that the combined roles of

Chairman of the Board, President and Chief Executive Officer, along with a Lead Independent Director, is an appropriate board leadership structure for our company at this time.

The Board is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company’s board leadership structure supports this approach. Through our Chairman of the Board, President and Chief Executive Officer, and other members of management, the Board receives periodic reports regarding the risks facing the Company. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding our risk and control environment.

Director Nomination Procedures

The Corporate Governance and Nominating Committee is responsible for recommending to the Board the nominees for election as Directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. In making such recommendations, the Committee will consider candidates proposed by stockholders. Stockholders may submit a candidate’s name and qualifications to the Board by mailing a letter to the attention of Steven B. Ratoff, Chairman of the Board, President and Chief Executive Officer, Interim Chief Financial Officer and Corporate Secretary, NovaDel Pharma Inc., 1200 Route 22 East, Suite 2000, Bridgewater, New Jersey 08807. The Committee will review and evaluate information available to it regarding candidates proposed by stockholders and will apply the same criteria, and will follow substantially the same process in considering them, as it does in considering candidates identified by members of the Board or senior management. The criteria which will be applied include: (i) reputation for integrity, honesty and high ethical standards; (ii) demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and willingness and ability to contribute positively to our decision-making process; (iii) commitment to understanding our business and our industry; (iv) adequate time to attend and participate in meetings of the Board and its Committees; (v) ability to understand the sometimes conflicting interests of the various constituencies of NovaDel, which include stockholders, employees, customers, governmental units, creditors and the general public and to act in the interest of all stockholders; and (vi) such other attributes, including independence, that satisfy requirements imposed by the Securities and Exchange Commission and NYSE Amex LLC. When evaluating potential candidates, the Corporate Governance and Nominating Committee will take into consideration the qualifications set forth in the Corporate Governance Guidelines which are available on our website at www.novadel.com. The Corporate Governance and Nominating Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees.

However, our Corporate Governance and Nominating Committee values diversity on our Board and considers the diversity of the professional experience, education and skills, as well as diversity of origin, in identifying director nominees The Corporate Governance and Nominating Committee will also consider whether potential Director candidates will likely satisfy the applicable independence standards for the Board, the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

Stockholder Communications with the Board

Stockholders may communicate their comments or concerns about any matter to the Board by mailing a letter to the attention of the Board, c/o NovaDel, attention Corporate Secretary, at our office in Bridgewater, New Jersey. All letters received by the Corporate Secretary will be provided to the Board.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table sets forth fees billed to us by our independent registered public accounting firm during the years ended December 31, 2009 and 2008 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements; (ii) services by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees; (iii) services rendered in connection with tax compliance, tax advice and tax planning; and (iv) all other fees for services rendered.

	J.H. Cohn

	fiscal year ended 12/31/09	fiscal year ended 12/31/08

Audit Fees	$140,000	$164,000
Audit Related Fees	$13,900	$22,900
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$153,900	$186,900

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm. Under this policy, unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee periodically will revise the list of pre-approved services, based on subsequent determinations. The Audit Committee delegates pre-approval authority to its chairperson and may delegate such authority to one or more of its members, whose activities are reported to the Audit Committee at each regularly scheduled meeting.

The Audit Committee has pre-approved for fiscal year 2010 the following services with the following fee limits:

Audit Services

Service		Range of Fees
1.	Statutory audits or financial audits for affiliates of the Company for annual financial statements and review of financial statements included in quarterly reports in Form 10-Q	Not to exceed $20,000
2.

Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g. comfort letters, consents) and assistance in responding to SEC comment letters

Not to exceed $5,000
3.

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or other actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies (Note: Under SEC rules, some consultations may be “audit-related” services rather than “audit” services)

Not to exceed $10,000

Audit Related Services

Service		Range of Fees
1.	Due diligence services pertaining to potential business acquisitions/dispositions	Not to exceed $5,000
2.	Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond or comply with financial, accounting or regulatory reporting matters	Not to exceed $10,000
3.

Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard-setting bodies (Note: Under SEC rules, some consultations may be “audit” services rather than “audit-related” services)

Not to exceed $10,000
4.	Attest services not required by statute or regulation	Not to exceed $5,000

Tax Services

Service		Range of Fees
1.	U.S. federal, state and local tax planning and advice	Not to exceed $5,000
2.	U.S. federal, state and local tax compliance	Not to exceed $20,000
3.	International tax planning and advice	Not to exceed $5,000
4.	International tax compliance	Not to exceed $5,000

All Other Services

Service	Range of Fees
No such services are pre-approved	—

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is currently composed of three members and acts under a written charter originally adopted in September 2003, which has been reviewed and amended on an annual basis. The current members of the Audit Committee possess the financial sophistication required by its charter and applicable rules. The Audit Committee’s written charter is available on our website at www.novadel.com.

Management is responsible for our financial statements and the overall financial reporting process, including our system of internal control and for the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements present fairly the financial position, results of operations and cash flows of NovaDel in conformity with accounting principles generally accepted in the United States of America and discusses with the Audit Committee any issues they believe should be raised with the Audit Committee.

The Audit Committee has reviewed and discussed with our management NovaDel’s audited financial statements for the year ended December 31, 2009. The Audit Committee also reviewed and discussed with our independent registered public accounting firm those matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Accounting Oversights Board in rule 3200T. These standards require our independent registered public accounting firm to communicate to our Audit Committee, among other things, the following:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•

the process used by management in formulating particularly sensitive accounting estimates, and the basis for the independent registered public accounting firm’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

Our independent registered public accounting firm also provided the Audit Committee with the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence with respect to NovaDel. The Audit Committee also considered whether the independent registered public accounting firm’s provision of certain other non-audit related services to NovaDel is compatible with maintaining such independent registered public accounting firm’s independence.

Based upon the review and discussions referred to above, the Audit Committee has recommended to our Board that NovaDel’s audited financial statements referred to above be included in our Annual Report on Form 10-K for the period ended December 31, 2009.

Audit Committee

Thomas E. Bonney, Chair
Mark J. Baric
Charles Nemeroff

In accordance with the rules of the Securities and Exchange Commission, the information contained in the Report of the Audit Committee set forth above shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to the Securities and Exchange Commission’s Regulation 14A, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

EXECUTIVE OFFICERS

The names and ages of our named executive officers for 2009 are set out below. The named executive officers are elected annually by the Board and serve at the pleasure of the Board. The Board of Directors has determined that the following individuals are our named executive officers for the 2010 fiscal year: Mr. Ratoff, Dr. Bergstrom and Mr. Warusz.

NAME	AGE	POSITION WITH NOVADEL

Steven B. Ratoff	67	President, Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board
David H. Bergstrom, Ph.D.	55	Senior Vice President and Chief Operating Officer
Michael E. Spicer, CPA(1)	56	Chief Financial Officer and Corporate Secretary
Deni M. Zodda, Ph.D. (2)	56	Senior Vice President and Chief Business Officer
Joseph Warusz (3)	53	Principal Accounting Officer

(1)

On March 19, 2009, Mr. Spicer resigned from his positions with the Company, effective April 1, 2009. There was no disagreement between us and Mr. Spicer on any matter relating to our operations, policies or practices. On March 25, 2009, the Board appointed Dr. Deni M. Zodda to the positions of Interim Chief Financial Officer and Corporate Secretary.

(2)

On March 25, 2009, the Board appointed Dr. Deni M. Zodda to the positions of Interim Chief Financial Officer and Corporate Secretary. On April 28, 2009, Dr. Zodda agreed with the Board that due to a reorganization of the executive team, his services as Senior Vice President and Chief Business Officer would no longer be required effective April 30, 2009. There was no disagreement between us and Dr. Zodda on any matter relating to our operations, policies or practices. In connection with his departure, Dr. Zodda and the Company entered into a Separation, Consulting and General Release Agreement whereby Dr. Zodda provided the Company with certain consulting services ending on October 31, 2009.

(3)	On April 28, 2009, the Company appointed Mr. Warusz as Principal Accounting Officer.

Steven B. Ratoff, Chairman of the Board, President, Chief Executive Officer, Interim Chief Financial Officer and Corporate Secretary, 67. Mr. Ratoff was elected to the Board in January 2006 and was elected Chairman of the Board on September 15, 2006. He was appointed as Interim President and Chief Executive Officer of NovaDel on July 23, 2007. Effective January 1, 2010, he was appointed President and Chief Executive Officer. Mr. Ratoff is a private investor and since December 2004 has served as a venture partner with ProQuest Investments, a health care venture capital firm. Mr. Ratoff served as director, since May 2005, and was Chairman of the Board, from September 2005 to October 2006, of Torrey Pines Therapeutics Inc. (formerly Axonyx Inc.), a NASDAQ development stage pharmaceutical company. Mr. Ratoff served as a director of Inkine Pharmaceuticals, Inc. from February 1998 to its sale to Salix, Inc. in September 2005. He also served as a board member since March 1995 and as Chairman of the Board and Interim Chief Executive Officer of CIMA Labs, Inc. from May 2003 to its sale to Cephalon, Inc. in August 2004. Mr. Ratoff also served as a director, since 1998 and as President and Chief Executive Officer of MacroMed, Inc. from February to December 2001. From December 1994 to February 2001, Mr. Ratoff served as Executive Vice President and Chief Financial Officer of Brown-Forman Corporation, a publicly-traded manufacturer and marketer of alcoholic beverages. Mr. Ratoff also was employed by Bristol Myers Squibb from 1975 to 1991, serving in a number of executive positions, the last of which was as Senior Vice President and Chief Financial Officer of the Pharmaceutical Group of the company. Mr. Ratoff received his B.S. in Business Administration from Boston University and an M.B.A. with Distinction from the University of Michigan.

David H. Bergstrom, Ph.D., Senior Vice President and Chief Operating Officer, 55. Dr. Bergstrom joined NovaDel in December 2006 as Senior Vice President and Chief Operating Officer. From 1999 to November 2006, Dr. Bergstrom served in several capacities at Cardinal Health, Inc., including Vice President, Research & Development and Senior Vice President and General Manager, where he gained extensive experience in biopharmaceutical research and development. From 1998 to 1999, Dr. Bergstrom was Vice President of Pharmaceutical & Chemical Development at Guilford Pharmaceuticals Inc. Dr. Bergstrom was employed by Hoechst Marion Roussel, Inc. as the Director of Pharmaceutical and Analytical Sciences from 1996 to 1998. Dr. Bergstrom served as Director of Pharmaceutical and Analytical Development for the predecessor company, Hoechst-Roussel Pharmaceuticals Inc., from 1991 to 1996, and Group Manager, Formulations, Pharmaceutical Research from 1990 to 1991. Prior thereto, Dr. Bergstrom held various positions at Ciba-Geigy Corporation. Dr. Bergstrom received his Ph.D. in Pharmaceutics at the University of Utah in 1985. In addition, he received his M.S. in Pharmaceutical Chemistry at the University of Michigan in 1982 and his B.S. degree in Pharmacy in 1978 at Ferris State University.

Michael E. Spicer, CPA, Chief Financial Officer and Corporate Secretary, 56. Mr. Spicer joined NovaDel as Chief Financial Officer in December 2004 and was named Corporate Secretary in April 2006. From December 2001 to December 2004, Mr. Spicer was Chief Financial Officer of Orchid Biosciences, Inc. (now known as Orchid Cellmark Inc.). From September 1998 to December 2001, Mr. Spicer served as Vice President, Chief Financial Officer of Lifecodes Corporation until it was acquired by Orchid. Mr. Spicer is a Certified Public Accountant and holds an undergraduate degree in Accounting from the University of Virginia and an M.B.A. from Harvard Business School. On March 19, 2009, Mr. Spicer resigned from his positions with the Company, effective April 1, 2009. There was no disagreement between us and Mr. Spicer on any matter relating to our operations, policies or practices.

Deni M. Zodda, Ph.D., Senior Vice President and Chief Business Officer, 56. Dr. Zodda joined NovaDel in February 2007 as Senior Vice President and Chief Business Officer. From May 2006 to February 2007, Dr. Zodda was Principal of Medignostica, LLC, a consulting firm he owns which provided business development services to various clients and was acting Chief Executive Officer of StemCapture, Inc., a privately-held stem cell research company. From 2000 to May 2006, Dr. Zodda served in varying capacities, including Senior Vice President, Business Development and Principal Financial Officer of Discovery Laboratories, Inc. From 1998 to 2000, Dr. Zodda served as Managing Director of the Life Sciences Practice at KPMG. During the course of his career, Dr. Zodda also held senior management positions in business development, marketing and commercial operations at Cephalon, Inc., Wyeth, Baxter International Inc. and SmithKline Beckman, Inc. Dr. Zodda received his M.B.A. in Marketing and Finance from the University of Santa Clara in 1986, his Ph.D. in Biology from the University of Notre Dame in 1980 and his B.S. in Biology from Villanova University in 1975. On April 28, 2009, Dr. Zodda agreed with the Board that due to a reorganization of the executive team, his services as Senior Vice President and Chief Business Officer would no longer be required effective April 30, 2009. There was no disagreement between us and Dr. Zodda on any matter relating to our operations, policies or practices. In connection with his departure, Dr. Zodda and the Company entered into a Separation, Consulting and General Release Agreement whereby Dr. Zodda would provide the Company with certain consulting services ending on October 31, 2009.

Joseph M. Warusz, Principal Accounting Officer, 53. Mr. Warusz joined NovaDel as a consultant in April, 2009, serving as Principal Accounting Officer. Since March 2006, Mr. Warusz has been providing consulting services to a broad range of clients in the life sciences sector. From August 2005 to March 2006, Mr. Warusz was Vice President, Finance, of Orchid Biosciences, Inc. (now known as Orchid Cellmark Inc.), which provided public company finance experience. From May 2000 to June 2005, Mr. Warusz held several senior executive positions at Bristol-Meyers Squibb. Prior to October 1983, Mr. Warusz acted as Senior Auditor at KPMG, LLP. Mr. Warusz is a Certified Public Accountant and holds an undergraduate degree in accounting and an MBA from Drexel University.

STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

Stock Ownership of Certain Beneficial Owners

The following table sets forth information, as of the Record Date, regarding beneficial ownership of the Common Stock to the extent known to us by each person known to be the beneficial owner of 5% or more of the Common Stock. Except as otherwise noted, each person has sole voting and investment power as to his or her shares.

Title of Class	Name and Address or Number in Group	Amount and Nature of Beneficial Ownership	Percentage of Class

Common Stock	ProQuest Investments, II, L.P.(1)	49,826,888 (2)	43.8%

(1)	The address for ProQuest Investments II, L.P., ProQuest Investments III, L.P. and ProQuest Investments II Advisors Fund, LP is 90 Nassau Street, 5th Floor, Princeton, NJ 08542.

(2)

Based on information disclosed on a report on Schedule 13D/A filed with the SEC on April 1, 2010 with respect to ownership as of March 31, 2010 and consists of (i) 10,792,899 shares of Common Stock, and warrants to purchase 6,343,916 shares of Common Stock held in the name of ProQuest Investments II, L.P., (ii) 23,417,138 shares of Common Stock, and warrants to purchase 9,074,381 shares of Common Stock held in the name of ProQuest Investments III, L.P., and (iii) 143,101 shares of Common Stock, and warrants to purchase 55,453 shares of Common Stock. ProQuest Associates III LLC (“Associates III”) is the General Partner of ProQuest Investments III, L.P. ProQuest Associates II LLC (“Associates II”) is the general partner of ProQuest Investments II, L.P. and of ProQuest Investments II Advisors Fund, L.P. Jay Moorin and Alain Schreiber, Managing Members of Associates III and Associates II, have voting, dispositive and investment power with respect to the securities. Each of Mr. Moorin and Mr. Schreiber disclaim beneficial ownership of such securities except to the extent of each such person’s respective pecuniary interest in such securities.

Stock Ownership of Directors and Management

The following table sets forth information, as of the Record Date, regarding beneficial ownership of the Common Stock to the extent known to us, by (i) each person who is a Director or a nominee for Director; (ii) each named executive officer in the Summary Compensation Table on page 43; and (iii) all Directors and named executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares.

Title of Class	Name and Address or Number in Group(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Class

Common Stock	Mark J. Baric	126,567(3)	*
Common Stock	David H. Bergstrom, Ph.D.	1,242,500(4)	1.26%
Common Stock	Thomas E. Bonney, CPA	286,434(5)	*
Common Stock	Charles Nemeroff, M.D., Ph.D.	184,167(6)	*
Common Stock	Steven B. Ratoff	2,995,039(7)	3.04%
Common Stock	Michael E. Spicer, CPA	39,000(8)	*
Common Stock	Deni M. Zodda, Ph.D.	15,625(9)	*
Common Stock	Joseph Warusz	—	*
Common Stock	All Directors and Named Executive Officers as a group (8 persons)	4,889,332(10)	4.81%

*Less than 1%.

(1)	The address of all holders listed herein is c/o NovaDel Pharma Inc., 1200 Route 22 East, Suite 2000, Bridgewater, New Jersey 08807.

(2)

For each of the following persons, the numbers set forth in this column includes the number of shares of Common Stock immediately succeeding such person’s name, which such person has the right to acquire within 60 days through the exercise of stock options:

(3)

Includes 9,900 shares of Common Stock owned of record and 116,667 shares of Common Stock subject to options which were exercisable as of Record Date or 60 days after such date. Excludes 83,333 shares of Common Stock underlying options, which become exercisable over time after such period.

(4)

Includes 240,000 shares of Common Stock owned of record and 1,002,500 shares of Common Stock subject to options which were exercisable as of Record Date or 60 days after such date. Excludes 1,047,500 shares, consisting of 997,500 shares of Common Stock underlying options and 50,000 shares of restricted stock units, which become exercisable or vest over time after such period.

(5)

Includes 25,300 shares of Common Stock owned of record and 261,134 shares of Common Stock subject to options which were exercisable as of Record Date or 60 days after such date. Excludes 83,333 shares of Common Stock underlying options, which become exercisable over time after such period.

(6)

Includes 15,000 shares of Common Stock owned of record and 169,167 shares of Common Stock subject to options which were exercisable as of Record Date or 60 days after such date. Excludes 88,333 shares of Common Stock underlying options, which become exercisable over time after such period.

(7)

Includes 1,260,000 shares of Common Stock owned of record, 38,727 shares of Common Stock subject to warrants which were exercisable as of the Record Date or 60 days after such date and 1,696,312 shares of Common Stock subject to options which were exercisable as of Record Date or 60 days after such date. Excludes 2,133,333 shares, consisting of 1,833,333 shares of Common Stock underlying options and 300,000 shares of restricted stock units, which become exercisable or vest over time after such period.

(8)	Includes 39,000 shares of Common Stock owned of record.

(9)	Includes 15,625 shares of Common Stock subject to options which were exercisable as of Record Date or 60 days after such date.

(10)

Includes 1,589,200 shares of Common Stock owned of record, 38,727 shares of Common Stock subject to warrants which were exercisable as of the Record Date or 60 days after such date and 3,261,405 shares of Common Stock subject to options which were exercisable as of Record Date or 60 days after such date. Excludes 3,435,832 shares, consisting of 3,085,832 shares of Common Stock underlying options and 350,000 shares of restricted stock units, which become exercisable or vest over time after such period.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the principles underlying our compensation policies and decisions and the principal elements of compensation paid to our named executive officers during the 2009 fiscal year. Our Chief Executive Officer, Chief Financial Officer and the other named executive officers included in the Summary Compensation Table on page 43 will be referred to as the “named executive officers” for purposes of this discussion.

Compensation Objectives and Philosophy

The Committee is responsible for reviewing and approving the compensation payable to our named executive officers and other key employees. As part of such process, the Committee seeks to accomplish the following objectives with respect to our executive compensation programs:

•	motivate, recruit and retain executives capable of meeting our strategic objectives;

•	provide incentives to ensure superior executive performance and successful financial results for NovaDel; and

•	align the interests of the named executive officers with the long-term interests of our stockholders.

The Committee seeks to achieve these objectives by:

•	establishing a compensation structure that is both market competitive and internally fair;

•	linking a substantial portion of compensation to our achievement of financial objectives and the individual’s contribution to the attainment of those objectives;

•	providing upward leverage for overachievement of goals; and

•	providing long-term equity-based incentives.

In order to achieve the above goals, our total compensation package includes base salary and annual bonus, all paid in cash, as well as long-term compensation in the form of stock options and restricted stock. We believe that appropriately balancing the total compensation package is necessary in order to provide market-competitive compensation.

Setting Executive Compensation

Role of Compensation Committee and Chief Executive Officer. The Committee oversees the design, development and implementation of the compensation program for the Chief Executive Officer and the other named executive officers. The Committee evaluates the performance of the Chief Executive Officer and determines the Chief Executive Officer’s compensation in light of the goals and objectives of the compensation program. The Chief Executive Officer and the Committee together assess the performance of the other named executive officers employed by us as of December 31 and determine their compensation, based on initial recommendations from the Chief Executive Officer. Our Interim Chief Executive Officer provided the Committee with a detailed review of the performance of the other named executive officers and made recommendations to the Committee with respect to the compensation packages for those officers for the 2009 fiscal year.

Mr. Steven B. Ratoff, the Company’s Chairman of the Board, also serves as the Company’s Interim President and Chief Executive Officer, Interim Chief Financial Officer and Corporate Secretary. On April 28, 2009, Mr. Ratoff was appointed Interim Chief Financial Officer, Principal Financial Officer and Corporate Secretary concurrent with the resignation of Dr. Deni M. Zodda. Mr. Ratoff did not have an employment agreement with the Company in connection with his service as Interim President and Chief Executive Officer in 2009. In connection with Mr. Ratoff’s services as Chairman of the Board, the Board entered into a consulting arrangement to compensate Mr. Ratoff for his efforts in such position. Such arrangement was on a month-to-month basis. From September 15, 2006 until March 16, 2007, Mr. Ratoff was compensated at a rate of $17,500 per month and reimbursement of reasonable expenses. From March 16, 2007 until June 6, 2007, his monthly rate was reduced to $10,000 and reimbursement of reasonable expenses. Effective June 6, 2007, his monthly rate was increased to $17,500. During the year ended December 31, 2009, Mr. Ratoff received $210,000 in consulting fees. Effective January 1, 2010, Mr. Ratoff was appointed as President and Chief Executive Officer and entered into an employment agreement in connection therewith, and will continue to serve as Chairman, Interim Chief Financial Officer and Corporate Secretary.

The other named executive officers do not play a role in their own compensation determination, other than discussing individual performance objectives and results with the Chief Executive Officer.

Role of Compensation Consultant. In 2007 and 2008, the Compensation Committee engaged Compensation Resources, Inc., a nationally recognized compensation consulting firm, or CRI, to advise it on certain compensation-related matters, as needed. In December 2009, the Committee utilized CRI to provide competitive compensation data on the proposed compensation package of our Chief Executive Officer. CRI performed a market analysis of the compensation paid by comparable pharmaceutical and drug delivery companies and provided the Committee with compensation ranges for our Chief Executive Officer as further described below. Other than the services described above, CRI did not provide any other service to the Company in determining the compensation of the named executive officers or Directors.

Our named executive officers did not participate in the selection of the consultant.

We have not used the services of any other compensation consultant in matters affecting the compensation of named executive officers or Directors. In the future, we, or the Committee, may engage or seek the advice of other compensation consultants.

Competitive Position

The Committee has structured our annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Board and reward the executives for achieving such goals. At the end of the year, the Committee reviews the performance of each named executive officer in achieving the established objectives. These results are included with the overall performance review provided by the Chief Executive Officer, after which the Committee votes upon any recommendations for salary adjustments, stock option grants and cash incentives. The Chief Executive Officer then executes the actions recommended by the Committee with respect to such matters.

In CRI’s market analysis of compensation performed in 2009, the relevant peer group for compensation and benefit programs consists primarily of companies of comparative size, similar businesses and geographic scope. These are the firms with which NovaDel competes for talent. The comparator group was chosen to include companies with similar market capitalization, similar revenue size, and some direct competitors. The comparator group is different from the companies used in the “Performance Graph” on page 46 of our Annual Report on Form 10-K for the period ended December 31, 2009. The reason for this is that NovaDel has business competitors with whom we benchmark against for financial performance, but also have business and talent competitors against whom we benchmark for pay purposes. Additionally, the positions were compared to published survey data from nationally recognized sources to ensure the accuracy and validity of the proxy peer group. The companies from the peer analysis are listed below:

Company Name	Market Cap (Millions)

Adeona Pharamaceuticals, Inc.	12.0
Advanced Life Sciences Holdings, Inc.	12.9
Aeolus Pharmaceuticals, Inc.	18.0
Anesiva, Inc.	6.8
Barrier Therapeutics, Inc.	17.9
Cardiovascular Systems, Inc.	21.2
Catalyst Pharm Partners, Inc.	8.8
China Shenghuo Pharm Holdings	15.3
Cortex Pharmaceuticals, Inc.	6.8
Cpex Pharmaceuticals, Inc.	28.8
Elite Pharmaceuticals, Inc.	8.1
Derma Sciences	32.5
Healthsport, Inc.	27.9
Helix Biomedix, Inc.	8.7
Icagen, Inc.	21.2
IGI Laboratories, Inc.	13.4
Imagenetix, Inc.	5.5
Insite Vision, Inc.	32.2
Manhattan Pharmaceuticals, Inc.	4.9
Metabasis Therapeutics, Inc.	13.7
Quigley Corporation	26.6
Raptor Pharmaceuticals Corp	33.0
RegeneRx Biopharmaceuticals, Inc.	33.2
Repros Therapeutics Inc.	13.3
Scolr Pharma, Inc.	19.7
Somaxon Pharmaceuticals, Inc.	29.3
Stellar Pharmaceuticals, Inc.	23.0
Synovics Pharmaceuticals, Inc.	11.2
Threshold Pharmaceuticals	28.5
Uluru, Inc.	14.5

Components of Compensation

The key components of NovaDel’s executive compensation package are cash compensation (salary & annual incentives), long term incentives and company-sponsored benefit plans. These components are administered with the goal of providing total compensation that recognizes meaningful differences in individual performance, is competitive, varies the opportunity based on individual and corporate performance, and is valued by our named executive officers. We seek to achieve our compensation objectives through five key compensation elements:

•	base salary;

•	annual short-term cash incentives;

•	long-term equity incentive awards;

•	special benefits; and

•	change in control and other severance agreements.

Base Salary. In General – It is the Committee’s objective to set a competitive rate of annual base salary for each named executive officer. The Committee believes competitive base salaries are necessary to attract and retain top quality executives, since it is common practice for public companies to provide their named executive officers with a guaranteed annual component of compensation that is not subject to performance risk. The Committee works with outside consultants as necessary to establish salary ranges for the named executive officers, with minimum to maximum opportunities that cover the normal range of market variability. The actual base salary for each named executive officer is then derived from those salary ranges based on his responsibility, tenure and past performance and market comparability. Annual base salaries for the named executive officers are reviewed and approved by the Committee in the first fiscal quarter following the end of the previous performance year. Changes in base salary are based on the scope of an individual’s current job responsibilities, individual performance in the previous performance year, target pay position relative to the peer group, and our salary budget guidelines. The Committee reviews established goals and objectives, and determines an individual’s achievement of those goals and objectives and considers the recommendations provided by the Chief Executive Officer to assist it in determining appropriate salaries for the named executive officers other than the Chief Executive Officer. For any given performance year, actual salary increases may range from 0% to 10% of the salary guidelines based on individual performance. This broad range allows for meaningful differentiation on a pay for performance basis.

Changes for Fiscal Year 2010 – The Committee met in December 2009 to evaluate the performance and compensation for each named executive officer. The Committee reviewed compensation of comparable companies and recognized the need to retain current management given individual and collective performance. As a result of the Company’s cash position and requirement for additional funding, the Committee recommended to the Board that no merit increases be granted to our named executive officers for 2010.

Annual Bonuses. In General – As part of their compensation package, our named executive officers have the opportunity to earn annual bonuses. Annual bonuses are designed to reward superior executive performance while reinforcing our short-term strategic operating goals. Pursuant to the individual employment agreements, the Committee establishes each year a target award for each named executive officer based on a percentage of base salary. Annual bonus targets as a percentage of salary increase with executive rank so that for the more senior executives, a greater proportion of their total cash compensation is contingent upon annual performance.

At the beginning of the performance year, each named executive officer, in conjunction with the Chief Executive Officer, establishes annual goals and objectives. Actual bonus awards are based on an assessment against the pre-established goals for each named executive officer’s individual performance, the performance of the business function for which he is responsible, and/or our overall performance for the year. For any given performance year, proposed annual bonuses may range from 0% to 100% of target, or higher under certain circumstances, based on corporate and individual performance. Corporate and individual performance has a significant impact on the annual bonus amounts because the Committee believes it is a precise measure of how the named executive officer contributed to business results.

Fiscal 2009 Performance Measures and Payouts – In 2009, annual bonus targets were 30% of base salary for the named executive officers and were payable based on the Committee’s subjective review of both the performance of NovaDel as well as individual performance. The Committee utilizes annual bonuses to compensate officers for achieving financial and operational goals and for achieving individual annual performance objectives. These objectives will vary depending on the individual executive, but will relate generally to (i) operational goals such as the development of our product candidates and the identification and advancement of additional product candidates, (ii) strategic goals such as the establishment of operating plans and budgets, review of organization and staff, and (iii) the enhancement of stockholder value.

Our objectives relating to development and clinical goals for 2009 included the following:

•	pursuit of strategic partners for our NitroMist™ oral spray;

•	pursuit of strategic partners for our ZolpiMist™ oral spray;

•	continued development of the Company’s technology and operating platform; and

•	other strategic transactions that benefit the Company and its stockholders.

At the end of each fiscal year, the Committee determines the level of achievement with respect to each corporate goal, and decides the overall percent of corporate goal achievement for purposes of annual bonuses. For this assessment, the Committee evaluates the status of NovaDel’s development programs and clinical progress, corporate development and regulatory compliance activities. These qualitative factors are also typically used by comparable companies to evaluate performance and involve a subjective assessment of corporate performance by the Committee. Moreover, the Committee does not base its considerations on a single performance factor, but rather considers a mix of factors and evaluates company and individual performance against that mix. The Chief Executive Officer provides written evaluations for the named executive officers, other than himself, to the Committee along with his recommendations for each individual performance factor. The Committee reviews the performance and assessment of each named executive officer and then evaluates the Chief Executive Officer and assigns a weight to each individual achievement factor. Although we entered into license agreements for the manufacture and commercialization of NitroMist™ and ZolpiMist™, the Compensation Committee determined that, in the interest of the Company and its stockholders, cash bonuses were not paid for fiscal year 2009 performance in order to conserve the Company’s cash position. The table below details fiscal 2009 annual bonus targets and actual payouts for each of our named executives.

Name	Title	2009 Target Bonus ($)	2009 Target Bonus (% Salary)	2009 Actual Bonus ($)	2009 Actual Bonus (% Salary)

Steven B. Ratoff(1)	Interim President and Chief Executive Officer, Interim Chief Financial Officer and Corporate Secretary	$0	0%	$0	0%
David H. Bergstrom, Ph.D.(2)	Chief Operating Officer	$90,000	30%	$0	0%
Deni M. Zodda(3)	Chief Business Officer	$83,500	30%	$0	0%
Michael E. Spicer, CPA(4)	Chief Financial Officer and Corporate Secretary	$76,900	30%	$0	0%
Joseph Warusz(5)	Principal Accounting Officer	$0	0%	$0	0%

(1)

Mr. Ratoff entered into a consulting arrangement with the Company in 2006, and was compensated under that arrangement at a rate of $17,500 per month, plus reimbursement of reasonable expenses during the 2009 fiscal year. As a result, Mr. Ratoff was not entitled to a bonus. Effective January 1, 2010, Mr. Ratoff was appointed as President and Chief Executive Officer and will continue to serve as Interim Chief Financial Officer and Corporate Secretary. In connection with such appointment, Mr. Ratoff entered into an employment agreement with the Company, which was effective January 1, 2010. For a further discussion of the terms of Mr. Ratoff’s employment agreement, please see Employment Agreements on page 48.

(2)

In January 2009, Dr. Bergstrom received a one-time special cash bonus of $50,000 in recognition of his individual efforts in 2008 in connection with the Company’s research and development efforts and clinical activities including, but not limited to, the U.S. Food and Drug Administration’s approval of the New Drug Application for Zolpimist™ (zolpidem tartrate) Oral Spray for the short-term treatment of insomnia.

(3)

On April 28, 2009, Dr. Zodda agreed with the Board that due to a reorganization of the executive team, his services as Senior Vice President and Chief Business Officer would no longer be required effective April 30, 2009. There was no disagreement between us and Dr. Zodda on any matter relating to our operations, policies or practices. In connection with his departure, Dr. Zodda and the Company entered into a Separation, Consulting and General Release Agreement whereby Dr. Zodda would provide the Company with certain consulting services ending on October 31, 2009.

(4)

On March 19, 2009, Mr. Spicer resigned from his positions with the Company, effective April 1, 2009. There was no disagreement between us and Mr. Spicer on any matter relating to our operations, policies or practices. On March 25, 2009, the Board appointed Dr. Deni M. Zodda to the positions of Interim Chief Financial Officer and Corporate Secretary.

(5)	On April 28, 2009, the Company appointed Mr. Warusz as Principal Accounting Officer.

Change for Fiscal Year 2010 – As in 2009, annual bonuses for 2010, if any, will be based on achievement of pre-established company objectives and individual goals for each named executive officer and, for each named executive officer other than the Chief Executive Officer, a subjective review of that individual’s performance. Corporate performance targets may include such measures as strategic plan metrics while individual performance targets may include operational and financial metrics, regulatory compliance metrics, and delivery of specific programs, plans, and budgetary objectives identified and documented at the beginning of each fiscal year. It is the Committee’s intention to base a greater percentage of the annual award payout on corporate as opposed to individual performance for higher level executives, with 100% of the Chief Executive Officer’s annual bonus tied to the attainment of corporate performance objectives. For each of our named executive officers for fiscal year 2010, the Compensation Committee has provided the following corporate performance targets, as well as the weighting of each component as a percentage of such named executive officer’s target bonus amount:

		Weighting of Components as a Percentage of Target Bonus

Performance Milestone:		Steven Ratoff	David Bergstrom
•	Achieve 2010 budgeted cash plan as of December 31, 2010.	25%	50%
•	Complete pilot PK, FDA meeting and pivotal study for a product candidate by a specific date.	25%	50%
•	Meet defined finance and business development objectives by a specific date.	50%	—

For the 2010 fiscal year awards, the potential payout may range from 0 – 100% of target, or higher under certain circumstances. The Committee has also retained the discretion to reduce the dollar amount of the awards otherwise payable to the named executive officers.

The table below shows the dollar amount of the 2009 and 2010 annual target bonus for each named executive officer, together with percentage of base salary represented by that target:

Name	Title	2009 Target Bonus ($)	2009 Target Bonus (% Salary)	2010 Target Bonus ($)	2010 Target Bonus (% Salary)

Steven B. Ratoff(1)	President and Chief Executive Officer	$0	0%	$175,000	50%
David H. Bergstrom, Ph.D.	Senior Vice President and Chief Operating Officer	$90,000	30%	$90,000	30%
Michael E. Spicer, CPA(2)	Chief Financial Officer and Corporate Secretary	$76,900	30%	—	—
Deni M. Zodda, Ph.D. (3)	Senior Vice President and Chief Business Officer	$82,500	30%	—	—
Joseph Warusz(4)	Principal Accounting Officer	—	—	—	—

(1)

Mr. Ratoff entered into a consulting arrangement with the Company in 2006, and was compensated under that arrangement at a rate of $17,500 per month, plus reimbursement of reasonable expenses, during the 2009 fiscal year. As a result, Mr. Ratoff was not entitled to a bonus in 2009. Effective January 1, 2010, Mr. Ratoff was appointed as President and Chief Executive Officer and will continue to serve as Interim Chief Financial Officer and Corporate Secretary. In connection with such appointment, Mr. Ratoff entered into an employment agreement with the Company, which was effective January 1, 2010. Based on the Chief Executive Officer’s broader range of responsibilities at the Company, the Compensation Committee deemed it appropriate to set the Chief Executive Officer’s 2010 Target Bonus at a greater percentage of base salary than the other named executive officers. For a further discussion of the terms of Mr. Ratoff’s employment agreement, please see Employment Agreements on page 48.

(2)

On March 19, 2009, Mr. Spicer resigned from his positions with the Company, effective April 1, 2009. There was no disagreement between us and Mr. Spicer on any matter relating to our operations, policies or practices.

(3)

On April 28, 2009, Dr. Zodda agreed with the Board that due to a reorganization of the executive team, his services as Senior Vice President and Chief Business Officer would no longer be required effective April 30, 2009. There was no disagreement between us and Dr. Zodda on any matter relating to our operations, policies or practices. In connection with his departure, Dr. Zodda and the Company entered into a Separation, Consulting and General Release Agreement whereby Dr. Zodda would provide the Company with certain consulting services ending on October 31, 2009.

(4)	On April 28, 2009, the Company appointed Mr. Warusz as Principal Accounting Officer.

Based on the Chief Executive Officer’s broader range of responsibilities, the Compensation Committee deemed it appropriate to set the Chief Executive Officer’s 2010 Target Bonus at a greater percentage of base salary than the other named executive officers.

Long-Term Incentive Equity Awards. In General - We believe that long-term performance is achieved through an ownership culture that encourages high performance by our named executive officers through the use of stock-based awards. Our equity plans have been established to provide our employees, including our named executive officers, with incentives to help align employees’ interests with the interests of our stockholders. The Committee believes that the use of stock-based awards offers the best approach to achieving our compensation goals. We have historically elected to use stock options as the primary long-term equity incentive vehicle; however, the Committee has used restricted stock and may in the future utilize restricted stock as part of our long-term incentive program. We have selected the Black-Scholes method of valuation for share-based compensation effective August 1, 2005. Due to the early stage of our business and our desire to preserve cash, we expect to provide a greater portion of total compensation to our named executive officers through stock options and restricted stock grants than through cash-based compensation.

Stock Options. Our stock plans authorize us to grant options to purchase shares of Common Stock to our employees, Directors and consultants. The Committee generally oversees the administration of our stock option plans. In 2009, the Committee delegated the authority to our Chief Executive Officer to make initial option grants to certain new employees within an approved range. All new employee grants in excess of the Chief Executive Officer’s limit and any grant to a named executive officer are approved by the Committee. Stock options may be granted at the commencement of employment, annually, occasionally following a significant change in job responsibilities or to meet other objectives.

The Committee reviews and approves stock option awards to named executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each named executive officer’s existing long-term incentives, and retention considerations. Periodic stock option grants are made at the discretion of the Committee to eligible employees and, in appropriate circumstances, the Committee considers the recommendations of members of management, such as Steven B. Ratoff, our Interim President and Chief Executive Officer.

In 2009, certain named executive officers were awarded stock options in the amounts included in the Grants of Plan-Based Awards table on page 45. Stock options granted by us have an exercise price equal to the fair market value of our Common Stock on the day of grant, typically vest annually over a three-year period or upon the achievement of certain performance-based milestones and are based upon continued employment, and generally expire ten (10) years after the date of grant. The fair value of the options granted to the named executive officers in the Summary Compensation Table on page 43, is determined in accordance with the Black-Scholes method of valuation for share-based compensation. The Committee has also granted performance based options to certain of our named executive officers. Incentive stock options also include certain other terms necessary to ensure compliance with the Internal Revenue Code of 1986, as amended.

We expect to continue to use stock options as a long-term incentive vehicle because:

•

Stock options align the interests of our named executive officers with those of our stockholders, supporting a pay-for performance culture, foster employee stock ownership, and focus the management team on increasing value for our stockholders.

•	Stock options are performance-based. All of the value received by the recipient of a stock option is based on the growth of the stock price.

•

Stock options help to provide a balance to the overall executive compensation program as base salary and annual bonuses focus on the short–term compensation, while the vesting of stock options increases stockholder value over the longer term.

•

The vesting period of stock options encourages executive retention and the preservation of stockholder value. In determining the number of stock options to be granted to our named executive officers, we take into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value and the individual’s historic and recent performance and the value of stock options in relation to other elements of the individual named executive officer’s total compensation.

Restricted Stock. Our 2006 Equity Incentive Plan authorizes us to grant restricted stock. No restricted stock grants were awarded during the 2009 fiscal year. In order to implement our long-term incentive goals, we anticipate that we may grant shares of restricted stock in the future.

Executive Benefits and Perquisites

Our named executive officers, who are parties to employment agreements, will continue to be parties to such employment agreements in their current form until the expiration of the employment agreement or until such time as the Committee determines in its discretion that revisions to such employment agreements are advisable. In addition, consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our named executive officers, including medical, dental and life insurance and the ability to contribute to a 401(k) plan; however, the Committee in its discretion may revise, amend or add to the officer’s executive benefits if it deems it advisable. We believe these benefits are currently comparable to benefit levels for comparable companies. We have no current plans to change either the employment agreements (except as required by law or as required to clarify the benefits to which our named executive officers are entitled as set forth herein) or level of benefits.

Severance and Change in Control Arrangements

The specific terms of our severance and change in control arrangements are discussed in detail below under the headings Potential Payments Upon Termination or Change in Control on page 47 and Employment Agreements beginning on page 48. As a general matter, however, we believe that reasonable severance and change in control protection for our named executive officers is necessary in order for us to recruit and retain qualified executives.

Equity Grant Policy

All grants to our named executive officers are at the discretion of the Board, following review and input by the Committee.

IRC Section 162(m) compliance

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to our named executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, our compensation program is designed to reward executives for the achievement of our performance objectives. The stock plan is designed in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, compensation attributable to awards granted under the plans may not be treated as qualified performance-based compensation under Section 162(m). In addition, the Committee considers it important to retain flexibility to design compensation programs that are in the best interests of NovaDel and its stockholders and, to this end, the Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limitations under Section 162(m) when the Committee believes that compensation is appropriate and in the best interests of NovaDel and our stockholders, after taking into consideration changing business conditions and performance of our employees.

Compensation Committee Report

The Compensation Committee evaluates and establishes compensation for the named executive officers, NovaDel’s stock plans, and other management incentive, benefit and perquisite programs. Management has the primary responsibility for our financial statements, including the disclosure of executive compensation. With this in mind, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section beginning on page 34 of this Proxy Statement. The Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent, and actions of the Compensation Committee with regard to executive compensation. The Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

Compensation Committee

Charles Nemeroff, M.D., Ph.D., Chair
Mark J. Baric
Thomas J. Bonney

Summary Compensation Table

The following table sets forth a summary for the fiscal year ended December 31, 2009 of the cash and non-cash compensation awarded, paid or accrued by us to our Chief Executive Officer, and Chief Financial Officer and our three most highly compensated officers other than the Chief Executive Officer and Chief Financial Officer who served in such capacities in 2009 (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(6)		Total ($)

Steven B. Ratoff Interim President and Chief Executive Officer	2009	210,000	(2)	—		—		434,188	(3)	—	—	67,500	(4)	711,688
	2008	210,000	(2)	—		141,000	(7)	6,899	(3)	—	—	20,000	(4)	377,899
	2007	206,500	(2)	—		—		57,335	(3)	—	—	6,000	(4)	269,835

David H. Bergstrom, Ph.D. Senior Vice President and Chief Operating Officer	2009	302,598		—		—		165,887		—	—	24,986		493,471
	2008	311,538		50,000	(5)	70,000	(7)	—		—	—	25,156		457,195
	2007	300,000		100,000		—		—		—	—	19,799		419,799

Michael E. Spicer, CPA Chief Financial Officer and Corporate Secretary(8)	2009	66,021		—		—		23,536		—	—	20,475		110,031
	2008	266,054		—		70,500	(7)	—		—	—	40,114		376,618
	2007	255,731		—		—		256,124		—	—	62,443		574,298

Deni M. Zodda, Ph.D Chief Business Officer(9)	2009	94,444		—		—		23,536		—	—	176,038		294,018
	2008	288,577		—		70,500	(7)	—		—	—	35,783		394,860
	2007	236,692		—		—		364,576		—	—	25,541		622,809

Joseph Warusz Principal Accounting Officer(10)	2009	206,640		—		—		—		—	—	—		206,640

(1)

Option awards reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the fair value of the option on the grant date as estimated using the Black-Scholes model. For a discussion of assumptions used to estimate fair value, please see Note 12, “Stock Options and Warrants”, to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009. The actual amount ultimately realized from the equity awards will likely vary based on a number of factors, including, but not limited to, NovaDel’s actual performance, stock price fluctuations, differences from the valuation assumptions used and the timing of exercise or applicable vesting.

(2)	Amount represents fees paid to Mr. Ratoff as part of his consulting agreement with NovaDel.

(3)

Reflects the aggregate grant date fair value of options granted to Mr. Ratoff in his capacity as a director and a named executive officer of NovaDel during 2009, 2008 and 2007. In 2009, the aggregate grant date fair value of Mr. Ratoff’s options was $429,121 for options granted to Mr. Ratoff in his capacity as a named executive officer and $5,067 for options granted to Mr. Ratoff in his capacity as a director. In 2008 and 2007, Mr. Ratoff was only granted options in his capacity as a director.

(4)	Amounts represent Board fees paid to Mr. Ratoff during 2009, 2008 and 2007, as previously discussed under director compensation.

(5)

Dr. Bergstrom received a one-time special cash bonus of $50,000, paid in January 2009, in recognition of his individual efforts in 2008 in connection with the Company’s research and development efforts and clinical activities including, but not limited to, the U.S. Food and Drug Administration’s approval of the New Drug Application for Zolpimist™ (zolpidem tartrate) Oral Spray for the short-term treatment of insomnia.

(6)	See All Other Compensation – 2009 chart below for amounts.

(7)

Stock awards reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the closing price of the Company’s common stock on the grant date. The named executives each received restricted stock awards in February 2008: Mr. Ratoff received 300,000 restricted shares, and each of Dr. Bergstrom, Mr. Spicer and Dr. Zodda received 150,000 restricted shares. The restrictions on the restricted stock awarded in February 2008 shall lapse over a three-year period, subject to reduction as follows: (1) in the event of a $5 million non-dilutive financing by the Company on or before December 31, 2008, the three-year restriction shall be accelerated such that the restrictions on the restricted stock shall lapse over a two-and-one-half year period; (2) in the event of an additional $5 million (or $10 million in the aggregate) non-dilutive financing by the Company on or before December 31, 2008, the three-year restriction shall be accelerated such that the restrictions on the restricted stock shall lapse over a two-year period; and (3) in the event of a $20 million (or $20 million in the aggregate) non-dilutive financing by the Company, the restrictions shall immediately lapse. Mr. Spicer and Dr. Zodda forfeited their respective shares of restricted stock. Additionally, the Board, upon the recommendation of the Compensation Committee, agreed that, in the case of the Company’s Chief Executive Officer, an additional 200,000 shares of restricted stock shall be granted as follows: (1) upon achieving a $5 million non-dilutive financing by the Company on or before December 31, 2008, an additional 100,000 shares of restricted stock shall be granted; and (2) upon achieving an additional $5 million (or $10 million in the aggregate) in non-dilutive financing by the Company on or before December 31, 2008, an additional 100,000 shares of restricted stock shall be granted. The restrictions on such additional shares shall lapse over a three-year period. Neither of these events occurred on or before December 31, 2008. Neither of the restricted stock criteria was met on or before December 31, 2008.

(8)

On March 19, 2009, Mr. Spicer resigned from his positions with the Company, effective April 1, 2009. There was no disagreement between us and Mr. Spicer on any matter relating to our operations, policies or practices.

(9)

On April 28, 2009, Dr. Zodda agreed with the Board that due to a reorganization of the executive team, his services as Senior Vice President and Chief Business Officer would no longer be required effective April 30, 2009. There was no disagreement between us and Dr. Zodda on any matter relating to our operations, policies or practices. In connection with his departure, Dr. Zodda and the Company entered into a Separation, Consulting and General Release Agreement whereby Dr. Zodda would provide the Company with certain consulting services ending on October 31, 2009.

(10)

On April 28, 2009, the Company appointed Mr. Warusz as Principal Accounting Officer. Mr. Warusz provides services to the Company pursuant to a consulting agreement, under which Mr. Warusz receives a monthly retainer of $20,000 and an hourly rate of $180 for hours in excess of 160 hours per month.

All Other Compensation — 2009

Name	401(K) ($)	Health Care Coverage ($)	Relocation ($)	Severance Payment ($)	Vacation Payout ($)	Consulting ($)	Total ($)

Steven B. Ratoff	—	—	—	—	—	—	—
David H. Bergstrom, Ph.D.	12,185	12,801	—	—	—	—	24,986
Michael E. Spicer, CPA	2,838	8,310	—	—	4,927	4,400	20,475
Deni M. Zodda, Ph.D.	3,808	23,434	—	137,500	11,296	—	176,038
Joseph Warusz	—	—	—	—	—	—	—

Grants of Plan-Based Awards

The following table sets forth information with respect to the named executive officers concerning stock options granted during the fiscal year ended December 31, 2009. There were no grants of restricted stock to the named executive officers during the fiscal year ended December 31, 2009

								All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)
											Grant Date Fair Value of Stock and Option Awards ($)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards								Exercise or Base Price of Option Awards ($/Sh)
					Estimated Future Payouts Under Equity Incentive Plan Awards

	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Name

Steven B. Ratoff	1/22/09	—	—	—	—	—	—	—	1,250,000	0.34	—
	12/31/09	—	—	—	—	—	—	—	2,000,000	0.17	—
David H. Bergstrom, Ph.D.	1/22/09	—	—	—	—	—	—	—	400,000	0.34	—
	11/24/09	—	—	—	—	—	—	—	700,000	0.23	—
Michael E. Spicer, CPA(1)	1/22/09	—	—	—	—	—	—	—	125,000	0.34	—
Deni M. Zodda, Ph.D. (2)	1/22/09	—	—	—	—	—	—	—	125,000	0.34	—
Joseph Warusz	—	—	—	—	—	—	—	—	—	—	—

(1)

On March 19, 2009, Mr. Spicer resigned from his positions with the Company, effective April 1, 2009. There was no disagreement between us and Mr. Spicer on any matter relating to our operations, policies or practices. As a result of Mr. Spicer’s resignation, his 125,000 share option award lapsed.

(2)

On April 28, 2009, Dr. Zodda agreed with the Board that due to a reorganization of the executive team, his services as Senior Vice President and Chief Business Officer would no longer be required effective April 30, 2009. There was no disagreement between us and Dr. Zodda on any matter relating to our operations, policies or practices. In connection with his departure, Dr. Zodda and the Company entered into a Separation, Consulting and General Release Agreement whereby Dr. Zodda would provide the Company with certain consulting services ending on October 31, 2009. As a result of Dr. Zodda’s departure, his 125,000 share option award lapsed.

Outstanding Equity Awards at Fiscal Year-End

The following table provides a summary of equity awards outstanding at December 31, 2009 for each of our named executive officers.

	Option Awards						Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Steven B. Ratoff	100,000		—	—	$1.36	1/16/2011	300,000	(5)	$51,000	—	—
	29,645	(2)	—	—	$1.52	1/15/2012	—		—	—	—
	33,333	(1)	16,667	—	$1.52	1/15/2010	—		—	—	—
	16,667		33,333	—	$0.24	9/7/2013	—		—	—	—
	—		50,000	—	$0.23	10/15/2014	—		—	—	—
	1,250,000		—	—	$0.34	1/22/2014	—		—	—	—
	—		2,000,000	—	$0.17	12/31/2014	—		—	—	—
David H. Bergstrom, Ph.D.	30,701	(3)	27,778	—	$1.71	12/3/2016	50,000	(5)	$8,333	—	—
	441,799	(3)	399,722	—	$1.71	12/3/2016	—		—	—	—
	183,333,		216,667	—	$0.34	1/22/2014	—		—	—	—
	29,167		670,833	—	$0.23	11/24/2014	—		—	—	—
Michael E. Spicer, CPA(6)	—		—	—	—	—	—		—	—	—
Deni M. Zodda, Ph.D(7)	15,625	(4)	—	—	$1.47	2/21/2017	—		—	—	—
Joseph Warusz	—		—	—	—	—	—		—	—	—

(1)	The options vest in one-third installments per year in years 1, 2 and 3. An additional 1/3 of these options vested in January 2010.

(2)	These options are fully vested.

(3)

Dr. Bergstrom’s options are performance based and vest 12.5% upon acceptance by the Food & Drug Administration (FDA) of our New Drug Application (NDA) submission for our product candidate zolpidem; 12.5% upon FDA acceptance of a NDA submission for our product candidate sumatriptan; 12.5% upon Board approval and successful implementation of portfolio plan for next generation compounds; 12.5% upon Chief Executive Officer approval and successful implementation of organization plan to address issues in analytical, clinical and regulatory; 15% upon completion of a Board approved licensing deal for our product candidate zolpidem; 15% upon completion of a Board approved licensing deal for our product candidate sumatriptan; and 20% at Board discretion upon completion of approved licensing deal for our product candidates zolpidem or sumatriptan.

(4)	Dr. Zodda’s options are the residual vested options that expire on April 28, 2010.

(5)

Dr. Bergstrom was awarded 100,000 shares of restricted stock in December 2006, which restricted stock vests in one-third installments in years 1, 2 and 3. In addition, the named executives each received restricted stock awards in February 2008: Mr. Ratoff received 300,000 restricted shares, and each of Dr. Bergstrom, Mr. Spicer and Dr. Zodda received 150,000 restricted shares. The restrictions on the restricted stock awarded in February 2008 shall lapse over a three-year period, subject to reduction as follows: (1) in the event of a $5 million non-dilutive financing by the Company on or before December 31, 2008, the three-year restriction shall be accelerated such that the restrictions on the restricted stock shall lapse over a two-and-one-half year period; (2) in the event of an additional $5 million (or $10 million in the aggregate) non-dilutive financing by the Company on or before December 31, 2008, the three-year restriction shall be accelerated such that the restrictions on the restricted stock shall lapse over a two-year period; and (3) in the event of a $20 million (or $20 million in the aggregate) non-dilutive financing by the Company, the restrictions shall immediately lapse. Mr. Spicer and Dr. Zodda forfeited their respective shares of restricted stock. Additionally, the Board, upon the recommendation of the Compensation Committee, agreed that, in the case of the Company’s Chief Executive Officer, an additional 200,000 shares of restricted stock shall be granted as follows: (1) upon achieving a $5 million non-dilutive financing by the Company on or before December 31, 2008, an additional 100,000 shares of restricted stock shall be granted; and (2) upon achieving an additional $5 million (or $10 million in the aggregate) in non-dilutive financing by the Company on or before December 31, 2008, an additional 100,000 shares of restricted stock shall be granted. The restrictions on such additional shares shall lapse over a three-year period. Neither of the restricted stock criteria was met on or before December 31, 2008.

(6)

On March 19, 2009, Mr. Spicer resigned from his positions with the Company, effective April 1, 2009. There was no disagreement between us and Mr. Spicer on any matter relating to our operations, policies or practices.

(7)

On April 28, 2009, Dr. Zodda agreed with the Board that due to a reorganization of the executive team, his services as Senior Vice President and Chief Business Officer would no longer be required effective April 30, 2009. There was no disagreement between us and Dr. Zodda on any matter relating to our operations, policies or practices. In connection with his departure, Dr. Zodda and the Company entered into a Separation, Consulting and General Release Agreement whereby Dr. Zodda would provide the Company with certain consulting services ending on October 31, 2009.

Option Exercises and Stock Vested During 2009

There were no options or other derivative securities exercised in 2009 by our named executive officers. In addition, there were no shares acquired by our named executive officers upon the vesting of restricted stock.

Potential Payments Upon Termination or Change in Control

The following table shows the potential payments upon death or disability, termination, resignation or a change of control of NovaDel for each of the named executive officers. For purposes of disclosure, the table assumes that the death or disability, termination, resignation or a change of control occurred as of December 31, 2009.

Name	Executive Benefits and Payments Upon Termination	Death or Disability($)	Termination for Cause($)	Resignation($)	Termination Without Cause Or For Good Reason($)	Termination in Connection With Change in Control($)

Steven B. Ratoff(1)		—	—	—	—	—

David H.	Base Salary	72,000	—	—	300,000	300,000
Bergstrom, Ph.D.	Bonus(2)	90,000	—	—	90,000	90,000
	Stock	8,500	—	—	—	8,500
	Options/Restricted Stock Accelerated(3) Health Care	1,200	—	—	1,200	1,200
	Continuation Accrued Vacation	28,846	28,846	28,846	28,846	28,846
	Pay Life Insurance Benefits(4)	100,000	—	—	—	—

Michael E. Spicer, CPA(5)		—	—	—	—	—

Deni M. Zodda, Ph.D. (6)		—	—	—	—	—

Joseph Warusz		—	—	—	—	—

TOTAL ($)		300,546	28,846	28,846	420,046	428,546

(1)

Mr. Ratoff was appointed as the Interim President and Chief Executive Officer of the Company on July 25, 2007, but had no employment agreement. Effective January 1, 2010, Mr. Ratoff was appointed as President and Chief Executive Officer and entered into an employment agreement in connection therewith, and will continue to serve as Interim Chief Financial Officer and Corporate Secretary.

(2)	Assumes the named executive officer has earned 100% of the potential bonus payable per the individual employment agreement.

(3)	Represents the intrinsic value of the options or restricted stock as of December 31, 2009 (the difference between the market value of $0.17 as of December 31, 2009 and the exercise price).

(4)	Pursuant to our current benefit plans, each named executive officer would receive a $50,000 death benefit plus an additional $50,000 for an accidental death or a maximum benefit of $100,000.

(5)	Represents maximum amount vacation payable to executive. Vacation time accrued ratably throughout the calendar year, and lapses as of December 31 of each year if not otherwise utilized.

(6)

On March 10, 2009, Mr. Spicer resigned from his positions with the Company, effective April 1, 2009. There was no disagreement between us and Mr. Spicer on any matter relating to our operations, policies or practices.

(7)

On April 28, 2009, Dr. Zodda agreed with the Board that due to a reorganization of the executive team, his services as Senior Vice President and Chief Business Officer would no longer be required effective April 30, 2009. There were no disagreements between us and Dr. Zodda on any matter relating to our operations, policies or practices. In connection with his departure, Dr. Zodda and the Company entered into a Separation, Consulting and General Release Agreement whereby Dr. Zodda would provide the Company with certain consulting services ending on October 31, 2009.

Employment Agreements

In 2009, we had employment agreements with Dr. Bergstrom, Mr. Spicer and Dr. Zodda. Mr. Spicer’s and Dr. Zodda’s employment agreements are no longer effective as of their respective dates of termination. We have no outstanding obligations under these agreements. In exchange for the benefits offered under the agreements, these executives have agreed not to engage in competitive activities or to interfere with our business relations for a specified period of time following the termination of their employment. Effective January 1, 2010, we entered into an employment agreement with Mr. Ratoff. The individual agreements of the named executive officers are summarized below.

David H. Bergstrom, Ph.D. Dr. Bergstrom’s agreement expires on December 4, 2010. His agreement currently provides for:

•	annual base salary of $300,000, subject to periodic and customary review for increase by the Board or Compensation Committee;

•	an annual bonus of $100,000 for the period commencing on January 1, 2007 and ending on December 31, 2007 and thereafter eligible to receive an annual bonus equal to 30% of base salary; and

•	options to purchase 900,000 shares of Common Stock and 100,000 shares of restricted stock pursuant to our 2006 Equity Incentive Plan.

If Dr. Bergstrom’s employment is terminated as a result of his death or disability, we shall (i) pay to Dr. Bergstrom or to Dr. Bergstrom’s estate, as applicable, (x) his base salary and any accrued and unpaid bonus and expense reimbursement amounts through the date of his death or disability and (y) the pro rata portion of the guaranteed bonus and stock options earned by Dr. Bergstrom during the year of his death or disability (which, for this purpose, shall be prorated in accordance with the number of full months in such year during which Dr. Bergstrom was employed hereunder), and (ii) for the longer of twelve (12) months following his death or disability or the balance of the agreement (as if such termination had not occurred) provide continuation coverage to the members of Dr. Bergstrom’s family and, in the case of termination for disability, Dr. Bergstrom under all major medical and other health, accident, life or other disability plans and programs in which such family members and, in the case of termination for disability, Dr. Bergstrom participated immediately prior to his death or disability. All stock options that are scheduled to vest by the end of the calendar year in which such termination occurs shall be accelerated and deemed to have vested as of the termination date. All stock options that have not vested (or been deemed pursuant to the immediately preceding sentence to have vested) as of the date of termination shall be deemed to have expired as of such date. Any stock options that have vested as of the date of Dr. Bergstrom’s death (including the options described in the immediately preceding sentence) shall remain exercisable for a period of one hundred and eighty (180) days after the date of his death; in the event of a disability, any unexercised option may be exercised in whole or in part, within the first ninety (90) days after such termination of employment or service. If Dr. Bergstrom’s employment is terminated by us for “Cause” or by Dr. Bergstrom other than for “Good Reason,” we shall pay: (i) base salary through the date of termination; (ii) all options that have not vested as of the date of any such termination shall be deemed to have expired; (iii) Dr. Bergstrom’s right to exercise any vested options shall terminate as of such date; and (iv) any restricted shares that are then forfeitable shall be forfeited immediately. If Dr. Bergstrom is terminated by us (or our successor) upon a “Change of Control,” we (or our successor, as applicable) shall pay: (i) base salary for a period of one year following termination; (ii) any bonus that would otherwise be due to Dr. Bergstrom by the end of the calendar end of the year in which such termination occurs; (iii) any expense reimbursement amounts owed through the date of termination; and (iv) all options not vested shall be accelerated and deemed to have vested. If Dr. Bergstrom is terminated prior to end of term by us other than as a result of death or disability or Dr. Bergstrom’s employment is terminated by Dr. Bergstrom for “Good Reason” or we provide notice to Dr. Bergstrom that the agreement will not be renewed, we shall pay: (i) twelve (12) month severance from date of public announcement of same; (ii) the bonus that would have otherwise been due, unless there is documentation on file for a period of at least three (3) months regarding performance issues which have not been cured, to Dr. Bergstrom in the calendar year in which such termination or non-renewal occurs; (iii) any expense reimbursement amounts owed through the date of termination; and (iv) all options that are granted shall be accelerated and deemed to have vested and all vested options at date of termination shall expire ninety (90) days post termination of employment. However, our obligation will be reduced if compensation is received from other employment for these amounts otherwise actually earned by Dr. Bergstrom during the one year period following the termination of his employment.

Michael E. Spicer. Mr. Spicer’s agreement was renewed on January 22, 2008, to be effective from December 20, 2007. The agreement was renewed on December 20, 2008, and the agreement as renewed expires on December 20, 2009, and would be subject to automatic extension for successive one-year periods on the anniversary of the effective date unless either party gives written notice, no later than 90 days preceding the date of any such extension, of an intention not to further extend the term. On April 1, 2009, the Board of Directors accepted the resignation of Mr. Spicer from his position as Chief Financial Officer and Corporate Secretary. There was no disagreement between Mr. Spicer and the Company on any matter relating to the Company’s operations, policies or practices. Options and restricted shares previously granted to Mr. Spicer that had not yet vested were canceled, and remaining vested options are exercisable through June 30, 2009. Mr. Spicer’s original agreement with the Company, which was further amended on September 2, 2005 and March 12, 2007, expired on December 20, 2007. His current agreement provides for:

•	an annual base salary of $256,200, subject to periodic and customary review for increase by the Board or Compensation Committee;

•	eligible to receive an annual bonus equal to 30% of base salary; and

•	eligible to receive additional grants of stock options and other equity awards, in addition to equity awards which Mr. Spicer has already received.

If Mr. Spicer’s employment is terminated as a result of his death or disability, we shall (i) pay to Mr. Spicer or to Mr. Spicer’s estate, as applicable, (x) his base salary through the date of his death or disability and (y) the bonus, if any, that would otherwise have been due at the end of the calendar year in which such death or disability occurs; and the pro rata portion of the stock options earned by Mr. Spicer during the year of his death or disability, prorated in accordance with the number of full months in such year during which Mr. Spicer was employed by us; (ii) for the longer of twelve (12) months following his death or disability or the balance of the agreement (as if such termination had not occurred) provide continuation coverage to the members of Mr. Spicer’s family and, in the case of termination for disability, to Mr. Spicer under all major medical and other health, accident, life or other disability plans and programs in which such family members and, in the case of termination for disability, Mr. Spicer participated immediately prior to his death or disability; and (iii) pay any expense reimbursement amounts owed through the date of death or disability. All stock options that are scheduled to vest by the end of the calendar year in which such termination occurs shall be accelerated and deemed to have vested as of the termination date. All stock options that have not vested (or been deemed pursuant to the immediately preceding sentence to have vested) as of the date of termination shall be deemed to have expired as of such date. Any stock options that have vested as of the date of Mr. Spicer’s death (including the options described in the immediately preceding sentence) shall remain exercisable for a period of one hundred and eighty (180) days after the date of his death; in the event of a disability, any unexercised option may be exercised in whole or in part, within the first ninety (90) days after such termination of employment or service. If Mr. Spicer’s employment is terminated by us for “Cause” or by Mr. Spicer other than for “Good Reason,” we shall pay (i) base salary through the date of termination; (ii) all options that have not vested shall be deemed to have expired as of such date and; (iii) all rights to exercise any vested options shall terminate. If Mr. Spicer is terminated by us (or our successor) upon a “Change of Control,” we (or our successor, as applicable), upon receiving a copy of a release and separation agreement signed by Mr. Spicer, shall pay within ten (10) business days: (i) a lump sum equivalent to twelve (12) months of base salary, and (ii) a lump sum equivalent to the bonus, if any, that would otherwise have been due at the end of the calendar year in which such termination occurs; and (iii) any expense reimbursement amounts owed through the date of termination; and (iv) all stock options that have not vested as of the date of such termination shall be accelerated and deemed to have vested. If Mr. Spicer is terminated by us other than as a result of death or disability or Mr. Spicer terminates for “Good Reason,” we shall pay: (i) base salary for a period of twelve (12) months following termination; and (ii) any accrued and unpaid bonus and expense reimbursement amounts through the date of termination.

On March 19, 2009, Mr. Spicer resigned from his positions with the Company, effective April 1, 2009. There was no disagreement between us and Mr. Spicer on any matter relating to our operations, policies or practices.

Deni M. Zodda, Ph.D. Dr. Zodda’s agreement expires on February 22, 2010. His agreement currently provides for:

•	annual base salary of $275,000, subject to periodic and customary review for increase by the Board or Compensation Committee;

•	eligible to receive an annual bonus equal to 30% of base salary; and

•	an incentive stock option to purchase 68,027 shares of Common Stock and a non-qualified stock option to purchase 598,973 shares of Common Stock pursuant to our 2006 Equity Incentive Plan.

If Dr. Zodda’s employment is terminated as a result of his death or disability, we shall (i) pay to Dr. Zodda or to Dr. Zodda’s estate, as applicable, (x) his base salary through the date of his death or disability and (y) the bonus, if any, that would otherwise have been due at the end of the calendar year in which such death or disability occurs; and the pro rata portion of the stock options earned by Dr. Zodda during the year of his death or disability, prorated in accordance with the number of full months in such year during which Dr. Zodda was employed by us; (ii) for the longer of twelve (12) months following his death or disability or the balance of the agreement (as if such termination had not occurred) provide continuation coverage to the members of Dr. Zodda’s family and, in the case of termination for disability, to Dr. Zodda under all major medical and other health, accident, life or other disability plans and programs in which such family members and, in the case of termination for disability, Dr. Zodda participated immediately prior to his death or disability; and (iii) pay any expense reimbursement amounts owed through the date of death or disability. All stock options that are scheduled to vest by the end of the calendar year in which such termination occurs shall be accelerated and deemed to have vested as of the termination date. All stock options that have not vested (or been deemed pursuant to the immediately preceding sentence to have vested) as of the date of termination shall be deemed to have expired as of such date. Any stock options that have vested as of the date of Dr. Zodda’s death (including the options described in the immediately preceding sentence) shall remain exercisable for a period of one hundred and eighty (180) days after the date of his death; in the event of a disability, any unexercised option may be exercised in whole or in part, within the first ninety (90) days after such termination of employment or service. If Dr. Zodda’s employment is terminated by us for “Cause” or by Dr. Zodda other than for “Good Reason,” we shall pay (i) base salary through the date of termination; (ii) all options that have not vested shall be deemed to have expired as of such date and; (iii) all rights to exercise any vested options shall terminate. If Dr. Zodda is terminated by us (or our successor) upon a “Change of Control,” we (or our successor, as applicable), upon receiving a copy of a release and separation agreement signed by Dr. Zodda, shall pay within ten (10) business days: (i) a lump sum equivalent to twelve (12) months of base salary, and (ii) a lump sum equivalent to the bonus, if any, that would otherwise have been due at the end of the calendar year in which such termination occurs; and (iii) any expense reimbursement amounts owed through the date of termination; and (iv) all stock options that have not vested as of the date of such termination shall be accelerated and deemed to have vested. During the first year of Dr. Zodda’s agreement, if he is terminated by us other than as a result of death or disability or Dr. Zodda terminates for “Good Reason,” we shall pay: (i) base salary for a period of six (6) months following termination; and (ii) any accrued and unpaid bonus and expense reimbursement amounts through the date of termination. However, our obligation shall be reduced, by amounts otherwise actually earned by Dr. Zodda during the six (6) month period following termination. If Dr. Zodda is terminated during the second and third year of the agreement by us other than as a result of death or disability or Dr. Zodda terminates for “Good Reason,” we shall pay: (i) base salary for a period of twelve (12) months following termination; and (ii) any accrued and unpaid bonus and expense reimbursement amounts through the date of termination. However, our obligation shall be reduced, by amounts otherwise actually earned by Dr. Zodda during the twelve (12) month period following termination.

The foregoing agreements also provide for certain non-competition and non-disclosure covenants on the part of such executive. However, with respect to the non-competition covenants, a court may determine not to enforce such provisions or only partially enforce such provisions. Additionally, each of the foregoing agreements provides for certain fringe benefits, such as inclusion in pension, profit sharing, stock option, savings, hospitalization and other benefit plans at such times as we may adopt them.

On April 28, 2009, Dr. Zodda agreed with the Board that due to a reorganization of the executive team, his services as Senior Vice President and Chief Business Officer would no longer be required effective April 30, 2009.

Steven B. Ratoff. Mr. Ratoff’s agreement became effective January 1, 2010 and does not have an expiration date. His agreement currently provides for:

•	annual base salary of $350,000, subject to periodic and customary review for increase by the Board or Compensation Committee;

•	an annual bonus of equal to 50% of base salary, with a maximum equal to 150% of the target award; and

•	options to purchase 2,000,000 shares of Common Stock pursuant to our 2006 Equity Incentive Plan.

If Mr. Ratoff’s employment is terminated as a result of his death or disability or a “Change in Control”, we (or our successor) shall (i) pay to Mr. Ratoff or to Mr. Ratoff’s estate, as applicable, (x) his base salary and any accrued and unpaid bonus and expense reimbursement amounts through the date of his death or disability and (y) the pro rata portion of the guaranteed bonus and stock options earned by Mr. Ratoff during the year of his death or disability (which, for this purpose, shall be prorated in accordance with the number of full months in such year during which Mr. Ratoff was employed hereunder), and (ii) for the longer of twelve (12) months following his death or disability or the balance of the agreement (as if such termination had not occurred) provide continuation coverage to the members of Mr. Ratoff’s family and, in the case of termination for disability, Mr. Ratoff under all major medical and other health, accident, life or other disability plans and programs in which such family members and, in the case of termination for disability, Mr. Ratoff participated immediately prior to his death or disability. All unvested equity grants shall immediately vest upon the date of termination and shall have twelve (12) months following the date of termination to exercise these equity grants. If Mr. Ratoff is terminated by us for other than for “Good Reason,” we shall pay: (i) base salary through the date of termination; (ii) all vested and non-vested options will be forfeited; (iii) any restricted shares that are then forfeitable shall be forfeited immediately; and (iv) Mr. Ratoff will not be entitled to receive any APIP payments even if the performance measures were met and he would otherwise be entitled to such award. If Mr. Ratoff is terminated by us, we shall be obligated to pay: (i) the greater of twelve (12) months base salary at the time of termination or the intrinsic value of any unvested and vested but unexercised stock grants as of the date of termination, in the event the twelve (12) months base salary at the time of termination is greater than the intrinsic value of the equity awards, all unvested and vested but unexercised equity grants shall be forfeited; (ii) any APIP payments that Mr. Ratoff wuld have been entitled if performance measures were met; however, such payment will not be made until the end of the full performance period and the will be prorated for the performance period up until the date of termination; (iii) any expense reimbursement amounts owed through the date of termination; and (iv) Mr. Ratoff and his covered beneficiaries will continue to be covered by the Company’s health benefits for twelve (12) months following the date of termination. Should Mr. Ratoff’s employment be voluntarily terminated, he will receive the base salary through the date of termination and any unpaid APIP will be forfeited upon the date of termination, additionally all unvested and vested but unexercised options will be forfeited as of the date of termination. Mr. Ratoff will no longer be eligible to participate in the Company sponsored benefit plans, other than his ability to apply for and participate in the health benefits provided by COBRA.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors, named executive officers and beneficial owners of more than 10% of our Common Stock are required by Section 16(a) of the Securities Exchange Act of 1934 and related regulations to file ownership reports on Forms 3, 4 and 5 with the Securities and Exchange Commission and the principal exchange upon which such securities are traded or quoted and to furnish us with copies of the reports. Other than as set forth below, based solely on a review of the copies of such forms furnished to us, we believe that from January 1, 2009 to December 31, 2009 all Section 16(a) filing requirements applicable to our named executive officers, Directors and greater than 10% holders of our Common Stock were in compliance.

Mr. Warusz did not timely file a Form 3 with respect to his appointment as an executive officer of the Company on April 6, 2009. This transaction was reported on a Form 3 dated July 9, 2009. ProQuest Investments did not timely file a Form 4 with respect to the payment by the Company of $1,000,000 of the aggregate principal amount of certain 10% secured convertible notes on April 29, 2009. This transaction was reported on a Form 4 dated May 5, 2009. Dr. Bergstrom did not timely file a Form 4 with respect to his receipt of 700,000 options to purchase shares of the Company’s common stock on November 24, 2009. This transaction was reported on a Form 4 dated December 1, 2009.

Certain Relationships and Related Transactions

To the best of management’s knowledge, other than (i) compensation for services as named executive officers and Directors or (ii) as set forth below, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or were to be a party, in which the amount involved exceeds $120,000 during fiscal 2009, and in which any Director or named executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of the Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest.

On December 31, 2009, we entered into an amendment agreement with ProQuest Investments to convert the outstanding aggregate principal balance of all convertible notes and all liquidated damage notes, in each case, plus all accrued interest, in an aggregate amount equal to $3,657,000 to 23,237,083 shares of the Company’s common stock. Additionally on March 31, 2010, we announced a registered direct offering in which ProQuest Investments participated and received 4,848,485 shares of the Company’s common stock and five-year warrants, Series A Warrants, to purchase 2,424,243 shares of common stock with an exercise price of $0.25 per share and six-month warrants, Series B Warrants, to purchase 1,616,162 shares of common stock with an exercise price of $0.25 per share. As a result of the 2009 amendment agreement and the 2010 equity financing and as of the Record Date, ProQuest Investments beneficially owns 43.8% of our total outstanding common stock. As such, ProQuest Investments may be deemed to be our affiliate. Mr. Steven B. Ratoff, our President and Chief Executive Officer, has served as a venture partner with ProQuest Investments since December 2004, although he has no authority for investment decisions by ProQuest Investments.

The Audit Committee is responsible for reviewing, approving or ratifying all transactions between us and any related person. Related persons can include any of our directors or executive officers, certain of our stockholders, and any of their immediate family members. This obligation is set forth in our Audit Committee Charter. In evaluating related person transactions, the members of the Audit Committee apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board of the Directors and as individual directors. The Audit Committee will approve a related person transaction when, in its good faith judgment, the transaction is in the best interest of the Company. To identify related person transactions, each year, we require each of our directors, director nominees and executive officers to complete a disclosure questionnaire identifying any transactions with us in which the officer or director or their family members have an interest.

GENERAL

Stockholder Proposals for the next Annual Meeting of Stockholders

In order for a stockholder proposal to be considered for inclusion in NovaDel’s Proxy Statement for the next Annual Meeting pursuant to Rule 14a-8 of the Securities and Exchange Commission, the proposal must be received at our offices no later than the close of business on December 29, 2010. Proposals submitted thereafter will be opposed as not timely filed.

If a stockholder intends to present a proposal for consideration at the next Annual Meeting outside the processes of the Securities and Exchange Commission’s Rule 14a-8, NovaDel must receive notice of such proposal not later than March 14, 2011. Otherwise the proposal will be considered untimely, and NovaDel’s proxies will have discretionary voting authority on any vote with respect to such proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the period ended December 31, 2009 is enclosed with these materials. Upon written request, we will provide each stockholder being solicited by this Proxy Statement with a copy, free of charge, of any of the documents referred to in this Proxy Statement. All such requests should be directed to NovaDel Pharma Inc., 1200 Route 22 East, Suite 2000, Bridgewater, New Jersey 08807, Attn: Joseph Warusz, Principal Accounting Officer (jwarusz@novadel.com; (908) 203-4640). You are asked to advise us if you plan to attend the Annual Meeting. For directions to the Annual Meeting, please see the materials attached to this proxy statement or please call (908) 203-4640.

You also may access this proxy statement and our Annual Report on Form 10-K for the period ended December 31, 2009 at www.proxyvote.com.

Householding

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. This year, some banks, brokers or other nominee record holders may be “householding” our proxy materials. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household unless contrary instructions have been received by the broker, bank or nominee from you. If you would like to receive a separate proxy statement and annual report, we will promptly send you additional copies if you call or write our investor relations department at our offices located at 1200 Route 22 East, Suite 2000, Bridgewater, New Jersey 08807; telephone 908-203-4640. If you are a beneficial owner, you can request additional copies of the proxy statement and annual report, or you can request a change in your householding status, by notifying your broker, bank or nominee.

Solicitation of Proxies

We will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to our stockholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of our Common Stock held by such persons. We will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, officers and regular employees of ours may solicit proxies without additional compensation, by telephone or facsimile transmission. We do not expect to pay any compensation for the solicitation of proxies.

Management of NovaDel does not know of any matters, other than those stated in this Proxy Statement, that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, proxies will be voted on those other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

Sincerely,

/s/ STEVEN B. RATOFF

Steven B. Ratoff
Chairman of the Board, President, Chief Executive Officer, Interim Chief Financial Officer and Corporate Secretary

April 28, 2010

Appendix A

NOVADEL PHARMA INC.
2006 EQUITY INCENTIVE PLAN
(AS AMENDED AND RESTATED ON APRIL 20, 2010)

                    This NovaDel Pharma Inc. 2006 Equity Incentive Plan (the “Plan”) has been approved by the Board of Directors of NovaDel Pharma Inc., a Delaware corporation (the “Company”) and subject to approval by the stockholders of the Company, and became effective as of the Effective Date.

                    Section 1. Purpose. The Plan is intended to provide qualifying Employees, Directors and Consultants with equity ownership in the Company and to provide an additional incentive to those qualifying Employees, Directors and Consultants to promote the success of the Company. In addition, by means of the Plan, the Company seeks to retain the services of persons now employed by or serving as Directors or Consultants to the Company and to secure and retain the services of persons capable of filling such positions.

                    Section 2. Scope of the Plan.

                              (a) The total number of shares of Common Stock of the Company (the “Shares”) for which Awards under the Plan shall be available is sixteen million (16,000,000), including the ten million (10,000,000) share increase approved by the Board on April 20, 2010, subject to stockholder approval at the 2010 Annual Meeting. In accordance with the requirements of Section 162(m) of the Code, the number of Shares for which Awards may be granted to any individual Participant in any calendar year shall not exceed two million six hundred thousand (2,600,000) shares. A maximum of sixteen million (16,000,000) shares may be issued pursuant to ISOs under the Plan.

                              (b) If any Shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such Shares or for other consideration in lieu of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. Shares issued under the Plan may be treasury shares, authorized and unissued shares or shares purchased in the open market or otherwise. Should the exercise price of an option under the Plan be paid with Shares, then the authorized reserve of Shares under the Plan shall be reduced only by the net number of shares issued under the exercised stock option and not by the gross number of shares for which that option is exercised. Upon the exercise of any stock appreciation right under the Plan, the share reserve shall be reduced only by the net number of shares actually issued by the Company upon such exercise and not by the gross number of shares as to which such right is exercised. If Shares otherwise issuable under the Plan are withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise, vesting or settlement of an Award, then the number of Shares available for issuance under the Plan shall be reduced by the net number of shares issued after such share withholding.

                    Section 3. Definitions. The terms set forth below have the indicated meanings which are applicable to both the singular and plural forms thereof:

                              (a) “Award” shall mean any Options, both Nonstatutory Stock Options and ISOs, Restricted Shares, Bonus Shares, RSUs or SARs granted under the Plan.

                              (b) “Award Agreement” shall mean a written agreement in such form as the Committee prescribes from time to time, by which an Award shall be evidenced.

                              (c) “Base Amount” shall mean an amount equal to the per share Exercise Price of the related Option or if there is no related Option, an amount, as specified in the Award Agreement, equal to or greater than the Fair Market Value of a share on the Grant Date of the SAR.

                              (d) “Board” shall mean the Board of Directors of the Company.

                              (e) “Bonus Shares” shall mean Shares that are awarded to a Participant without cost and without restrictions.

                              (f) “Cause” shall mean:

                                        i. The willful failure, disregard or refusal by the Participant to perform his duties under any employment agreement between the Participant and the Company, or in the absence of such an agreement, an involuntary termination of service of the Participant on account of the Participant’s engaging in any willful or intentional neglect in performing his or her duties, including, but not limited to, fraud, misappropriation or embezzlement involving property of the Company or an affiliate thereof;

                                        ii. Any willful, intentional or grossly negligent act by the Participant that may have the effect of injuring or impairing, in a material way (whether financial or otherwise and as determined in good-faith by a majority of the Committee), the business, goodwill or reputation of the Company or any of its affiliates, including but not limited to, any officer, director, or executive of the Company or any of its affiliates;

                                        iii. The Participant’s indictment of any felony or a conviction of a misdemeanor involving moral turpitude or a felony (including entry of a nolo contendere plea); or

                                        iv. The determination by the Company, after a reasonable and good-faith investigation by the Company following a written allegation by another employee of the Company, that the Participant engaged in some form of harassment prohibited by law (including, without limitation, age, sex or race discrimination).

                              (g) “Change in Control” shall, unless otherwise determined by the Committee in an Award Agreement, be deemed to have occurred after the Effective Date:

                                        i. upon any “person” as such term is used in Sections 13(d) and 14(d) of the 1934 Act (other that the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by all of the stockholders of the Company in substantially the same proportion as their ownership of Shares in the Company), becoming an owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing more than fifty (50%) percent of the combined voting power of the Company’s then outstanding securities (including, without limitation, securities owned at the time of any increase in ownership);

                                        ii. during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i) or (iii) of this section, or (B) a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board;

                                        iii. upon merger or consolidation of the Company with, or the sale of all or substantially all of the assets of the Company to, any other corporation or other entity, in each case, unless, following such merger, consolidation or sale (A) the voting securities of the Company outstanding immediately prior thereto continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or purchasing entity (the “Surviving Entity”)) more than fifty (50%) percent of the combined voting power of the voting securities of the Company or the Surviving Entity outstanding immediately after such merger, consolidation or sale; and (B) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the execution of the initial agreements, or of the action of the Board, providing for such merger, consolidation or sale; or

                                        iv. upon the approval by the Company’s stockholders of a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, the determination of a Change in Control shall be made in a manner that complies with Section 409A of the Code.

                              (h) “Code” shall mean the Internal Revenue Code of 1986, as amended or superseded, and the regulations and rulings thereunder. Reference to a particular section of the Code shall include references to successor provisions.

                              (i) “Committee” shall mean the committee of the Board designated pursuant to Section 4(a) hereof.

                              (j) “Common Stock” shall mean the common stock, $0.001 par value per share, of the Company.

                              (k) “Company” shall mean NovaDel Pharma Inc., a Delaware corporation, or any successor corporation.

                              (l) “Consultant” shall mean any natural person who is engaged by the Company or any Subsidiary, to render services to the Company or a Subsidiary and is compensated for such services, but shall not include any person that is an Employee under Section 3401(c) of the Code or any person that directly or indirectly promotes or maintains a market for the Company’s securities (or provides services in connection with the offer or sale of securities in a capital-raising transaction).

                              (m) “Covered Employee” shall mean an employee defined as a “covered employee” in Code Section 162(m)(3).

                              (n) “Director” shall mean a member of the Board or the board of directors of a Subsidiary.

                              (o) “Disability” shall have the meaning set forth in the Participant’s Award Agreement; provided, that if such term is not defined in such agreement, then “Disability” shall mean a permanent and total disability, within the meaning of Section 22(e)(3) of the Code. Notwithstanding the foregoing, for any Awards that constitute a nonqualified deferred compensation plan within the meaning of Section 409A(d) of the Code, Disability shall have the same meaning as set forth in any regulations, revenue procedure or revenue rulings issued by the Secretary of the United States Treasury applicable to such plans.

                              (p) “Effective Date” shall mean the date that the Company’s stockholders approved the Plan.

                              (q) “Eligible Participant” shall mean any Employee, Consultant or Director.

                              (r) “Employee” shall mean an employee (as defined in Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or a Subsidiary.

                              (s) “Exercise Date” shall mean the date on which the Company shall have received written notice of the option exercise.

                              (t) “Exercise Price” shall mean the price per share to be paid by the Participant for shares subject to an Option.

                              (u) “Fair Market Value” per share of Common Stock on any relevant date shall mean such value as determined in accordance with the following provisions:

                                        i. if the Common Stock is listed on an established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market or The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination or, if there were no sales on such date, the closing sales price (or closing bid, if applicable) of the Common Stock on the last preceding date on which there were sales;

                                        ii. if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value will be the mean between the high bid and the low asked prices for the Common Stock for the day of determination or, if there were no sales on such date, the closing sales price (or closing bid, if applicable) of the Common Stock on the last preceding date on which there were sales; or

                                        iii. in the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Committee.

Notwithstanding the foregoing, the determination of Fair Market Value shall be made in a manner that complies with Section 409A of the Code.

                              (v) “Good Reason” shall mean (i) a breach by the Company of its material obligations set forth in any employment agreement between the Company and the Participant; (ii) a material reduction by the Company or the Board, as applicable, of the Participant’s duties, title or authority provided in an employment agreement between the Company and the Participant; or (iii) if provided for in any employment agreement between the Participant and the Company, the relocation of the principal executive office of the Company in excess of fifty (50) miles from its present location not consented to in writing by the Participant.

                              (w) “Grant Date” shall have the meaning specified in Section 6(a) hereof.

                              (x) “Incentive Stock Option” or “ISO” shall mean an incentive stock option within the meaning of Section 422 of the Code or any successor or provision thereto.

                              (y) “1933 Act” shall mean the Securities Act of 1933, as amended. References to a particular section of the 1933 Act or rule thereunder include references to successor provisions.

                              (z) “1934 Act” shall mean the Securities Exchange Act of 1934, as amended. References to a particular section of the 1934 Act or rule thereunder include references to successor provisions.

                              (aa) “Nonstatutory Stock Option” shall mean an Option that is not an Incentive Stock Option.

                              (bb) “Option” shall mean a right granted to a Participant to purchase Shares at a specified price during specified time periods. An Option may be either an ISO or a Nonstatutory Stock Option.

                              (cc) “Option Term” shall mean the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Award Agreement for such Option and as may, in the discretion of the Committee and consistent with the provisions of the Plan, be changed from time to time by the Committee.

                              (dd) “Parent” shall mean a parent company as defined in Section 424(e) of the Code.

                              (ee) “Participant” shall mean an Employee, Director or Consultant who has been granted an Award.

                              (ff) “Plan” shall mean this NovaDel Pharma Inc. 2006 Equity Incentive Plan, as amended or supplemented from time to time.

                              (gg) “Qualified Performance Based-Award” shall mean an Award granted to an Employee of the Company that is intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on the criteria set forth in Section 12(c).

                              (hh) “Restricted Shares” shall mean Shares granted to a Participant pursuant to Section 9 that are subject to forfeiture if the Participant does not satisfy the conditions specified in the Award Agreement applicable to those Shares.

                              (ii) “Restricted Stock Unit” or “RSU” shall mean a right granted to a Participant under Section 11.

                              (jj) “Rule 16b-3” shall mean Rule 16b-3 as promulgated under the 1934 Act, as amended from time to time, together with any successor rule.

                              (kk) “Section 16 Participant” shall mean a person who is subject to the provisions of Section 16 of the 1934 Act and the regulations promulgated thereunder with respect to transactions involving equity securities of the Company.

                              (ll) “Section 162(m) Exemption” shall mean the exemption from the limitation on deductibility imposed by 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

                              (mm) “Share” shall mean a share of the Company’s Common Stock.

                              (nn) “Stock Appreciation Right” or “SAR” shall mean a right granted to a Participant under Section 8.

                              (oo) “Subsidiary” shall mean a subsidiary company as defined in Section 424(f) of the Code (with the Company being treated as the employer corporation for purposes of this definition).

                              (pp) “Ten Percent Owner” shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

                    Section 4. Administration.

                              (a) The Plan shall be administered by a Committee, which shall consist of two or more members of the Board, all of whom shall qualify as “outside directors” as defined for purposes of the regulations under Section 162(m) of the Code and as “non-employee directors” under Rule 16b-3(b)(3)(i) under the 1934 Act. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy the conditions of Rule 16b-3 and Section 162(m) of the Code as then in effect. The Committee, in its sole discretion, shall have the right to delegate all or any part of its authority under the Plan to a sub-committee comprised of no less than two members of the Board. In addition, the Committee, in its sole discretion, shall have the right to delegate all or any part of its authority under the Plan for grants to non-officer employees to the chief executive officer of the Company with limitations established by the Committee. In no event, however, will the chief executive officer be authorized to make option grants to any executive officer or member of the Board.

                              (b) The Committee has full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan as the Committee deems necessary or appropriate. The Committee’s powers include, but are not limited to, the following:

                                        i. to determine when and to whom Awards should be granted and the terms, conditions and restrictions applicable to each Award, including, without limitation, (A) the exercise price or base amount of the Award, (B) the method of payment for Shares purchased upon the exercise of an Award, (C) the method of satisfaction of any tax withholding obligation arising in connection with an Award, (D) the timing, terms and conditions of the exercisability or vesting of an Award, (E) the vesting, conditions, limitations or restrictions with respect to any Award, (F) the effect of the Participant’s termination of employment or service with the Company on any of the foregoing, (G) all other terms, conditions and restrictions applicable to the Award or Shares acquired pursuant to an Award not inconsistent with the terms of the Plan, (H) the benefit payable and the form of payment under any SAR, and (I) whether or not specific Awards shall be identified with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards;

                                        ii. to determine the amount, if any, that a Participant shall pay for Restricted Shares, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Shares (including Restricted Shares acquired upon the exercise of any Award) shall be forfeited and whether such Shares shall be held in escrow;

                                        iii. to determine the amount, if any, that a Participant shall pay for RSUs, whether the RSUs include dividend equivalent rights, and the vesting and issuance schedules applicable to the RSUs;

                                        iv. to determine the terms, conditions and restrictions of all Award Agreements (which need not be identical) and, with the consent of the Participant, to amend any such Award Agreement at any time, except that the consent of the Participant shall not be required for any amendment which (A) does not adversely affect the rights of the Participant or (B) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any change in applicable law;

                                        v. to accelerate the exercisability of, and to accelerate or waive any or all of the terms, conditions and restrictions applicable to, any Award or any group of Awards, provided that the Committee determines that such acceleration, waiver or other adjustment is necessary or desirable in light of extraordinary circumstances;

                                        vi. subject to Section 7(c) and (d) hereof, to extend the time during which any Award or group of Awards may be exercised;

                                        vii. to make such adjustments or modifications to Awards to Participants working outside the United States as are advisable to fulfill the purposes of the Plan; and

                                        viii. to impose such additional terms, conditions and restrictions upon the grant, exercise, vesting or retention of Awards as the Committee may, before or concurrent with the grant thereof, deem appropriate.

                    Section 5. Eligibility. The Committee may, in its discretion, grant Awards to any Eligible Participant, provided, however that ISOs may only be granted to an Employee.

                    Section 6. Conditions to Grants. Awards shall be evidenced by written Award Agreements specifying the number of Shares covered thereby and the other terms and conditions applicable to the Award. By accepting an Award, a Participant thereby agrees that the Award shall be subject to all of the terms and provisions of the Plan and the applicable Award Agreement. Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

                              (a) The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified in advance by the Committee;

                              (b) The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or SAR exceed ten (10) years from its Grant Date, or if Section 7(c)(ii) applies, five (5) years from its Grant Date;

                              (c) An Award may not be exercised for fractional shares of the Company’s Common Stock; and

                              (d) Any terms and conditions of an Award not set forth in the Plan shall be set forth in the Award Agreement related to that Award.

                    Section 7. Stock Options.

                              (a) Grant of Options. Each Option shall be clearly identified in the applicable Award Agreement as either an ISO or a Nonstatutory Stock Option. No later than the Grant Date of any Option, the Committee shall determine the Exercise Price of such Option.

                              (b) Exercise Price. Subject to Section 7(c)(i) hereof, the Exercise Price of an Option may be the Fair Market Value of a Share on the Grant Date or may be more than such Fair Market Value, but shall not be less than such Fair Market Value. An Option shall be exercisable for unrestricted Shares, unless the Award Agreement provides that it is exercisable for Restricted Shares.

                              (c) Grant of ISOs. At the time of the grant of any Option to an Employee, the Committee may, in its discretion, designate that such Option shall be made subject to additional restrictions to permit the Option to qualify as an “incentive stock option” under the requirements of Section 422 of the Code. Any Option designated as an ISO:

                                        i. shall have an Exercise Price that is not less than the Fair Market Value of a Share on the Grant Date and, if granted to a Ten Percent Owner, shall have an Exercise Price that is not less than 110% of the Fair Market Value of a Share on the Grant Date;

                                        ii. shall be exercisable for a period of not more than ten (10) years and, if granted to a Ten Percent Owner, not more than five (5) years, from the Grant Date and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

                                        iii. shall meet the limitations of this subparagraph 7(c)(iii). The aggregate Fair Market Value of Shares with respect to which ISOs may first become exercisable by a Participant in any calendar year shall not exceed the limit determined in accordance with the provisions of Section 422(d) of the Code (the “Limit”) taking into account Shares subject to all ISOs granted by the Company (or any Parent or Subsidiary) which are held by the Participant. To determine whether the Limit is exceeded, the Fair Market Value of Shares subject to Options shall be determined as of the Grant Dates of such Options. To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitations on the exercisability of those options as ISOs, such options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation;

                                        iv. shall require the Participant to notify the Committee of any disposition of any Shares issued upon the exercise of the ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions, each a “Disqualifying Disposition”), within ten (10) business days after such Disqualifying Disposition; and

                                        v. unless otherwise permitted by the Code, shall by its terms not be assignable or transferable other than by will or by the laws of descent and distribution and may be exercised, during the Participant’s lifetime, only by the Participant, except that the Participant may, in accordance with Section 13 hereof, designate in writing a beneficiary to exercise its ISOs after the Participant’s death.

                              (d) Exercise of Options.

                                        i. Subject to Section 7(c)(ii) hereof, each Option shall become exercisable at such time or times as may be specified by the Committee from time to time, but no later than ten (10) years from the date of grant of such Option.

                                        ii. An Option shall be exercised by the delivery to the Company during the Option Term of (A) a written notice of intent to purchase a specific number of Shares subject to the Option in accordance with the terms of the Option by the person entitled to exercise the Option and (B) payment in full of the Exercise Price of such specific number of Shares in accordance with Section 7(b) hereof plus the amount of any tax withholding in accordance with Section 15.

                                        iii. The Exercise Price shall, subject to the provisions of the Award Agreement evidencing the option, be payable in one or more of the forms specified below:

                                        (1) cash or check made payable to the Company,

                                        (2) Shares (whether delivered in the form of actual stock certificates or through attestation of ownership) held for the requisite period (if any) necessary to avoid any resulting charge to the Company’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                                        (3) to the extent the option is exercised for vested Shares, through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide instructions to (a) a brokerage firm (reasonably satisfactory to the Company for purposes of administering such procedure in compliance with the Company’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable taxes required to be withheld by the Company by reason of such exercise and (b) the Company to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.

                    Section 8. SARs.

                              (a) Grant of SARs. When granted, SARs may, but need not, be identified with a specific Option of the Participant (including any Option granted on or before the Grant Date of the SARs) in a number equal to or different from the number of SARs so granted; provided, however, that in the case of an ISO, SARs may be granted only at the time of the grant of the ISO. If SARs are identified with Shares subject to an Option, then, unless otherwise provided in the applicable Award Agreement, the Participant’s associated SARs shall terminate upon (A) the expiration, termination, forfeiture or cancellation of such Option or (B) the exercise of such Option.

                              (b) The Committee shall establish the Base Amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the Base Amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, an amount equal to or greater than the Fair Market Value of a Share on the Grant Date of the SAR.

                              (c) The term of a SAR granted without identification to an Option of the Participant, shall be no longer than ten (10) years.

                              (d) Exercise of SARs.

                                        i. Each SAR shall be exercisable upon such terms and conditions as the Committee may establish.

                                        ii. SARs shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of SARs. Unless otherwise provided in the applicable Award Agreement, the exercise of SARs which are identified with Shares subject to an Option shall result in the cancellation or forfeiture of such Option to the extent of such exercise.

                                        iii. The exercise of a SAR related to an Option will entitle the holder to receive payment of an amount determined by multiplying:

                                                  (1) the excess of the Fair Market Value of a Share on the Exercise Date of such SAR over the Base Amount specified for such related Option, by

                                                  (2) the number of Shares as to which such SAR is exercised.

                                        iv. A SAR granted without relationship to an Option will entitle the holder to receive payment of an amount determined by multiplying:

                                                  (1) the excess of (x) the Fair Market Value of a Share of Common Stock on the exercise date of such SAR over (y) the greater of the Fair Market Value of a Share on the SAR’s Grant Date or such greater amount as may be set forth in the applicable Award Agreement, by

                                                  (2) the number of Shares as to which such SAR is exercised.

                                        v. Notwithstanding (iii) and (iv) above, the Committee may place a limitation on the amount payable upon exercise of a SAR. Any such limitation must be determined as of the Grant Date and set forth in the applicable Award Agreement.

                                        vi. Any distribution to which the Participant becomes entitled upon exercise of a SAR may be made in (i) Shares valued at Fair Market Value on the Exercise Date, (ii) cash or (iii) a combination of cash and Shares, as specified in the Award Agreement.

                                        vii. The payment with respect to any SAR shall be made in a manner that complies with Section 409A of the Code.

                    Section 9. Grant of Restricted Shares.

                              (a) The Committee shall determine the amount, if any, that a Participant shall pay for Restricted Shares. Any such payment shall be made in full by the Participant before the delivery of the Shares and in any event no later than ten (10) business days after the Grant Date.

                              (b) During the Restriction Period, a Participant may not sell, assign, transfer, pledge, hypothecate or otherwise dispose of or encumber the Shares.

                              (c) If Restricted Shares are forfeited and the Participant was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Participant shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (1) the amount paid by the Participant for such Restricted Shares, or (2) the Fair Market Value of a Share on the date of forfeiture, multiplied by the number of Restricted Shares, which shall be paid to the Participant in cash as soon as administratively practicable. Such Restricted Shares shall cease to be outstanding and shall no longer confer on the Participant thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Participant accepts the Company’s tender of payment for such Restricted Shares.

                              (d) The Committee may provide that the certificates for any Restricted Shares (1) shall be held (together with a stock power executed in blank by the Participant) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited, or (2) shall bear an appropriate legend restricting the transfer of such Restricted Shares. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be issued without such legend.

                              (e) Unless the Committee determines otherwise, during the Restriction Period the Participant shall have the right to vote the Restricted Shares and to receive any dividends or other distributions paid on such Shares, subject to any restrictions deemed appropriate by the Committee and set forth in the Award Agreement.

                    Section 10. Grant of Bonus Shares. The Committee may grant Bonus Shares to any Eligible Participant. In the event the Committee grants Bonus Shares, a certificate for the Shares constituting such Bonus Shares shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which the Bonus Shares are granted.

                    Section 11. Grant of Restricted Stock Units.

                              (a) The Committee shall have the full power and authority, exercisable in its sole discretion, to grant Restricted Stock Units which entitle the Participants to receive the Shares underlying those Awards upon vesting or upon the expiration of a designated time period following the vesting of those Awards. Each award of Restricted Stock Units shall be evidenced by one or more Award Agreements in the form approved by the Committee.

                              (b) Restricted Stock Units may, in the discretion of the Committee, vest in one or more installments over the Participant’s period of employment or service or upon the attainment of specified performance objectives. Outstanding Restricted Stock Units shall automatically terminate, and no Shares shall actually be issued in satisfaction of those Awards, if the performance goals or service requirements established for those Awards are not attained or satisfied. The Committee, however, shall have the discretionary authority to issue vested Shares under one or more outstanding Awards of Restricted Stock Units as to which the designated performance goals or service requirements have not been attained or satisfied.

                              (c) The Participant shall not have any stockholder rights with respect to the Shares subject to a Restricted Stock Unit award until that Award vests and the Shares are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom Shares, on outstanding Restricted Stock Unit awards, subject to such terms and conditions as the Committee may deem appropriate.

                    Section 12. Qualified Performance-Based Awards.

                              (a) Options and SARs. The provisions of the Plan are intended to ensure that all Options and SARs granted hereunder to any Covered Employee shall qualify for the Code Section 162(m) Exemption.

                              (b) Other Awards. When granting an Award other than an Option or a SAR, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code.

                              (c) Performance Goal. The Committee shall determine objective performance goals based upon one or more of the following criteria: certain scientific milestones; earnings (either in the aggregate or on a per share basis); operating income; cash flow; EBITDA (earnings before interest, taxes, depreciation and amortization); return on equity; indices related to EVA (economic value added); per share rate of return on the Common Stock (including dividends); market share (in one or more markets); customer retention rates; market penetration rates; revenues; reductions in expense levels; the attainment by the Common Stock of a specified market value for a specified period of time or capital raises. Each such performance goal may be based upon the attainment of specified levels of the Company’s performance or on the performance of any of the Company’s business units or divisions and may also be based on performance under one or more of the measures described above relative to the performance of other entities selected by the Committee. The Committee may also provide for appropriate adjustments or exclusions for one or more items related to an event or occurrence which the Committee deems appropriate, including, without limitation, (1) restructurings, reorganizations or discontinued operations, (2) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (3) costs and expenses incurred in connection with mergers and acquisitions; (4) any extraordinary or nonrecurring items and (5) items of income, gain, loss or expense attributable to the operations of any business acquired by the Company or any Subsidiary.

                              (d) Achievement of Performance Goals. Each Qualified Performance-Based Award shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the criteria set forth in Section 12(c), together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived upon the death or Disability of the Participant, or upon a Change in Control.

                              (e) Certification of Performance Goals. Any payment of a Qualified Performance-Based Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. No Qualified Performance-Based Award held by a Covered Employee may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, or in any manner to waive the achievement of the applicable performance goals or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

                    Section 13. Limitations on Transfer. No right or interest of a Participant in any outstanding Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, or shall be subject to any lien, obligation, or liability of such Participant to any party other than the Company. No Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an ISO, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such section applied to an Award under the Plan. A Participant may, if permitted by the Committee, in its discretion, designate in writing a beneficiary to exercise an Award after his or her death (if that designation has been received by the Company prior to the Participant’s death). If no beneficiary has been designated or survives the Participant, any payments shall be made to the Participant’s estate. A beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Company. Notwithstanding anything herein to the contrary, the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (1) does not result in accelerated taxation, (2) does not cause any Option intended to be an ISO to fail to be described in Code Section 422(b), and (3) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards. Any purported transfer in violation of this Section 13 shall be null and void.

                    Section 14. Notification under Section 83(b) upon Exercise. If a Participant, in connection with the exercise of any Option or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Participant’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Participant shall notify the Company, in writing, of such election within ten (10) days after filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.

                    Section 15. Mandatory Tax Withholding.

                              (a) The Company’s obligation to deliver Shares upon the exercise, issuance or vesting of an Award under the Plan shall be subject to the satisfaction of all applicable federal, state, foreign and local income and employment tax withholding requirements (the “Required Withholding”).

                              (b) The Committee may, in its discretion, provide Participants to whom Awards are made under the Plan with the right to use Shares in satisfaction of all or part of the Required Withholding to which such holders may become subject in connection with the exercise, issuance or vesting of those Awards or the issuance of Shares thereunder. Such right may be provided to any such holder in either or both of the following formats:

                                        i. Stock Withholding: The election to have the Company withhold, from the Shares otherwise issuable upon the issuance, exercise or vesting of such Award or the issuance of Shares thereunder, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Required Withholding (not to exceed one hundred percent (100%)) designated by such individual.

                                        ii. Stock Delivery: The election to deliver to the Company, at the time of the issuance, exercise or vesting of such Award or the issuance of Shares thereunder, one or more Shares previously acquired by such individual (other than in connection with the exercise, share issuance or share vesting triggering the Required Withholding) with an aggregate Fair Market Value equal to the percentage of the Required Withholding (not to exceed one hundred percent (100%)) designated by the individual.

                    Section 16. Termination of Employment or Service.

                              (a) The following provisions shall govern the exercise of any options that are outstanding at the time of the Participant’s cessation of employment or service or death:

                                        i. Any option outstanding at the time of the Participant’s cessation of employment or service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Committee and set forth in the Award Agreement evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                                        ii. Any option held by the Participant at the time of the Participant’s death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Participant’s estate or by the person or persons to whom the option is transferred pursuant to the Participant’s will or the laws of inheritance or by the Participant’s designated beneficiary or beneficiaries of that option.

                                        iii. Should the Participant’s employment or service be terminated for Cause, then all outstanding options held by the Participant shall terminate immediately and cease to be outstanding.

                                        iv. During the applicable post-service exercise period, the option may not be exercised for more than the number of vested shares for which the option is at the time exercisable; provided, however, that one or more options may be structured so that those options continue to vest in whole or part during the applicable post-service exercise period. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.

                              (b) The Committee shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                                        i. extend the period of time for which the option is to remain exercisable following the Participant’s cessation of employment or service from the limited exercise period otherwise in effect for that option to such greater period of time as the Committee shall deem appropriate, but in no event beyond the expiration of the option term;

                                        ii. include an automatic extension provision whereby the specified post-service exercise period in effect for any option shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-Service exercise period during which the exercise of that option or the immediate sale of the shares acquired under such option could not be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of such option beyond the expiration date of the term of that option;

                                        iii. permit the option to be exercised, during the applicable post-service exercise period, not only with respect to the number of vested Shares for which such option is exercisable at the time of the Participant’s cessation of employment or service but also with respect to one or more additional installments in which the Participant would have vested had the Participant continued in employment or service.

                              (c) The provisions governing the exercise of SARs following the cessation of the Participant’s employment or service shall be substantially the same as those set forth above under Section 16(a) for the options granted under the Plan, and the Committee’s discretionary authority under Section 16(b) shall also extend to any outstanding SARs.

                    Section 17. Change in Control. Except as otherwise provided by the Committee in an Award Agreement, if a Participant’s employment is terminated without Cause or if the Participant resigns for Good Reason within six months after the effective date of a Change in Control, then (1) all of that Participant’s outstanding Options and SARS shall become fully exercisable, and (2) all restrictions on the Participant’s Restricted Shares shall lapse.

                    Section 18. Prohibition of Repricing Programs. The Committee shall not (i) implement any cancellation/regrant program pursuant to which outstanding Options or Stock Appreciation Rights under the Plan are cancelled and new Options or Stock Appreciation Rights are granted in replacement with a lower Exercise Price or Base Amount per share, (ii) cancel outstanding Options or Stock Appreciation Rights under the Plan with Exercise Prices or Base Amounts in excess of the then current Fair Market Value per Share for consideration payable in equity securities of the Company, or (iii) otherwise directly reduce the Exercise Price or Base Amount in effect for outstanding Options or Stock Appreciation Rights under the Plan, without in each such instance obtaining stockholder approval

                    Section 19. Plans of Foreign Subsidiaries. The Committee may authorize any foreign Subsidiary to adopt a plan for granting Awards (“Foreign Plan”). All Awards granted under such Foreign Plan shall be treated as Awards under the Plan. Such Foreign Plans shall have such provisions as the Committee permits not inconsistent with the provisions of the Plan. Awards granted under a Foreign Plan shall be governed by the terms of the Plan, except to the extent that the provisions of the Foreign Plan are more restrictive than the provisions of the Plan, in which case the Foreign Plan shall control.

                    Section 20. Securities Law Matters.

                              (a) If the Committee deems it necessary in order to comply with any applicable securities law, the Committee may require a written investment intent representation by the Participant and may require that a restrictive legend be affixed to certificates representing the Shares. If, based upon the advice of counsel to the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) federal or state securities laws or regulations or (ii) the listing requirements of any national exchange or national market system on which any of the Company’s equity securities are listed, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

                              (b) Grants of Awards to Section 16 Participants shall comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder for such grants to qualify for exemption from liability under Section 16(b) promulgated under the 1934 Act.

                    Section 21. No Employment Rights; No Consultant Rights; No Director Rights. Subject to a separate written agreement to the contrary, neither the establishment of the Plan nor the grant of any Award shall (A) give any Participant the right to remain employed or otherwise engaged, hired or retained by the Company or any Subsidiary, or to any benefits not specifically provided by the Plan; (B) confer upon any Participant any right with respect to continuing the Participant’s relationship as Consultant or Director of the Company or any Subsidiary; (C) permit any Participant to interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without Cause; or (D) modify the right of the Company or any Subsidiary to modify, amend or terminate any employee benefit plan.

                    Section 22. No Rights as a Stockholder. A Participant shall not have any rights as a stockholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to the Participant. Restricted Shares, whether held by a Participant or in escrow by the Company, shall confer on the Participant all rights of a stockholder of the Company, except as otherwise provided in the Plan or in the applicable Award Agreement. At the time of a grant of Restricted Shares, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Shares. Stock dividends or deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

                    Section 23. Nature of Payments. Awards shall be special incentive payments to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Subsidiary or (b) any agreement between (i) the Company or any Subsidiary and (ii) the Participant, except as such plan or agreement shall otherwise expressly provide.

                    Section 24. Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards, whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Committee shall be entitled to enter into non-uniform and selective Award Agreements as to (a) the identity of the Participants, (b) the terms and provisions of Awards, and (c) the treatment of termination of employment or service.

                    Section 25. Adjustments. In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), equitable adjustments shall be made by the Committee to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities that may be issued under the Plan pursuant to ISOs, (iii) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per calendar year, (iv) the number and/or class of securities and the Exercise Price or Base Amount per share in effect under each outstanding Award under the Plan and the cash consideration (if any) payable per share, and (vi) the number and/or class of securities subject to the Corporation’s outstanding repurchase rights under the Plan and the repurchase price payable per share. The adjustments shall be made in such manner as the Committee deems appropriate in order to prevent the dilution or enlargement of benefits under the Plan and the outstanding Awards thereunder, and such adjustments shall be final, binding and conclusive. In addition, the Committee may, in its sole discretion, provide (A) that Awards will be settled in cash rather than in Shares, (B) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (C) that Awards will be assumed by another party to the transaction or otherwise be equitably converted or substituted in connection with such transaction, (D that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Shares as of a specified date associated with the transaction, over the Exercise Price of the Award, (E) that performance targets and performance periods for Qualified Performance-Based Awards will be modified, consistent with Code Section 162(m) where applicable, or (F) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

                    Section 26. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

                    Section 27. Amendment of the Plan. The Committee may from time to time, in its discretion, amend the Plan without the approval of the Company’s stockholders, except that the Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with any and all laws, rules, or listing requirements relating to the administration of stock option plans under state corporate laws, federal and state securities laws and regulations, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan. No termination, amendment or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or SAR for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the Exercise Price or Base Amount of such Award).

                    Section 28. Term of the Plan. The Plan shall continue in effect until the earlier of its termination by the Committee or the date on which all of the Shares available for issuance under the Plan have been issued and all restrictions on such Shares under the terms of the Plan any Award Agreements have lapsed; provided, however, that no Awards shall be granted after the tenth (10th) anniversary of the Effective Date of the Plan. No termination shall affect any Award then outstanding under the Plan.

                    Section 29. No Illegal Transactions. The Plan and all Awards granted pursuant to it are subject to all applicable laws and regulations. Notwithstanding any provision of the Plan or any Award, Participants shall not be entitled to exercise, or receive benefits under, any Award and the Company shall not be obligated to deliver any Shares or deliver benefits to a Participant, if such exercise or delivery would constitute a violation by the Participant or the Company of any applicable law or regulation.

                    Section 30. Constructive Sales. No Participant shall directly or indirectly, through related parties or otherwise, sell “short” or “short against the box” (as those terms are generally understood in the securities markets), or otherwise directly or indirectly (through derivative instruments or otherwise) dispose of or hedge, any securities of the Company issuable upon exercise of such Participant’s Award(s).

                    Section 31. Controlling Law. This Plan and any actions taken hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the application of the conflicts of laws provisions thereof.

                    Section 32. Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section hereof or part of a Section hereof so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section to the fullest extent possible while remaining lawful and valid.

                    Section 33. Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or in any Award Agreement shall give the Participant any rights greater than those of a general creditor of the Company. The Plan is not intended to be subject to ERISA.

                    Section 34. Titles and Headings. The titles and headings of the sections and the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

                    Section 35. Gender and Number. Except where otherwise indicated by the context, any masculine terms used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

                    Section 36. No Limitations on Rights of Company. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to grant or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to a Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions in the Plan.

                    Section 37. Notice. Except as otherwise provided in this Plan, all notices or other communications required or permitted to be given under this Plan to the Company shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, postage pre-paid, as follows: (i) if to the Company, at its principal business address to the attention of the Secretary; and (ii) if to any Participant, at the last address of the Participant known to the Company at the time the notice or other communication is sent.

                    Section 38. Special Rules This Plan is designed and intended to comply, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply. The Plan is also intended to comply with the provisions of Section 409A of the Code and, notwithstanding anything in the Plan or in an Award Agreement to the contrary, any provision of an Award which is subject to Section 409A of the Code but which does not comply with the requirements of such section shall be null and void and of no force or effect and the Committee shall, upon notice of such non-compliance and in its complete discretion, reform such Award so as to comply with the provision of Section 409A of the Code. Subject to Section 162(m) of the Code and Section 16 of the 1934 Act, to the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purpose of the Plan, the Committee may, without amending this Plan, establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in the Plan, and grant Awards (or amend existing Awards) in accordance with those rules.

Directions to Morgan, Lewis & Bockius

FROM PHILADELPHIA AREA:

•	ROUTE 95 NORTH to EXIT 67 (Route 1 North-New Brunswick).

•	Take Route 1 North for about 4 miles; you will see signs for Carnegie Center.

•	Take that Service Road (parallel to Route 1 North) following signs for Carnegie Center Boulevard.

•	Bear Right (towards Carnegie Center Boulevard East) to stop sign.

•	Make a right at the stop sign, then the next left onto South Center Road and a quick right into the parking lot of building 502.

•	Morgan Lewis is located on the 3rd floor of building 502 (609.919.6600).

FROM NEW YORK AREA:

•	Take the NJ Turnpike South to exit 8A (Jamesburg/Cranbury).

•	Proceed through the toll and bear right to Rt 32. Once on Rt 32, merge to left lane and proceed approximately 1/2 mile.

•	Follow left exit to Rt 130 South (Princeton).

•	Go 2 lights and make a right on Dey Rd. Continue on Dey Rd to intersection of Scudders Mill Rd.

•	Make a right on Scudders Mill Rd and follow to end, bearing left to Rt 1 South. Follow Rt 1 South (just past the Alexander Rd exit) and watch for signs for Carnegie Center.

•	Take the jughandle across Rt 1 and follow to stop sign.

•	Make a right at stop sign, then a quick left on South Center Rd, and then another quick right into the parking lot of building 502.

•	Morgan Lewis is located on the 3rd floor of building 502 (phone: 609-919-6600).

FROM ROUTE 206:

•	Follow Route 206 South toward Princeton.

•	At the intersection with Route 27 (Nassau Street), turn left.

•	At the third traffic light (movie theater on left, Princeton U. Book Store on right), turn right onto Washington Road.

•	At the intersection of Washington Road and Route 1 (Exxon on right), turn right onto Route 1 South.

•	After you pass the Hyatt Hotel on your left, take the Carnegie Center Boulevard jughandle.

•	You will cross Route 1 and go to stop sign and make a right.

•	Make the first left at the next street.

•	Morgan Lewis is located on the 3rd floor of building 502 (phone: 609-919-6600).

FROM BEDMINSTER:

•	Follow Route 206 South toward Princeton.

•	At the intersection with Route 27 (Nassau Street), turn left.

•	At the third traffic light (movie theater on left, Princeton U. Book Store on right), turn right onto Washington Road.

•	At the intersection of Washington Road and Route 1 (Exxon on right), turn right onto Route 1 South.

•	After you pass the Hyatt Hotel on your left, take the Carnegie Center Boulevard jughandle.

•	You will cross Route 1 and go to stop sign and make a right.

•	Make the first left at the next street.

•	Morgan Lewis is located on the 3rd floor of building 502 (phone: 609-919-6600).

TO PALMER SQUARE FROM PHILADELPHIA:

•	ROUTE 95 NORTH to 206 NORTH.

•	Take that road approximately 6-7 miles to where 206 North turns left and ROUTE 27 (NASSAU STREET) is straight ahead.

•	Take ROUTE 27 (NASSAU STREET) and go approximately 1 light and you will see an open square with the Nassau Inn at center. That is Palmer Square.

TO NYC FROM PRINCETON:

•	Exit Carnegie Center to Rt. 1 North; follow to the Scudders Mill Rd exit (approx. 2 miles).

•	Follow Scudders Mill Rd to 4th traffic light and make a left on Dey Road.

•	Follow Dey Road to 2nd traffic light and make a left on Rt 130.

•	Follow Rt 130 for approximately 1/2 mile and exit right on Rt 32 for NJ Turnpike.

•	Follow Rt 32 to entrance of NJ Turnpike (just past traffic light).

•	Take the NJ Turnpike to Exit Lincoln Tunnel/New York City.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com

M24717-P95411

NOVADEL PHARMA INC.
Annual Meeting of Stockholders
June 10, 2010 9:00 AM

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS

          The undersigned hereby appoint(s) Steven B. Ratoff and David H. Bergstrom with full power of substitution and resubstitution, as proxies to represent and vote any and all shares of common stock, par value $.001 per share, of NovaDel Pharma Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Company, to be held on June 10, 2010, at 9:00 AM local time, at the offices of Morgan, Lewis & Bockius, LLP, located at 502 Carnegie Center, Princeton, New Jersey 08540, and at any adjournments or postponements thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the Notice of Annual Meeting and Proxy Statement for the Annual Meeting dated as of April 28, 2010, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Proposals 1, 2 and 3 are proposed by the Company.

(Continued and to be signed on the reverse side)

NOVADEL PHARMA INC. 1200 ROUTE 22 EAST, SUITE 2000 BRIDGEWATER, NJ 08807

VOTE BY INTERNET- www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M24716-P95411	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NOVADEL PHARMA INC.		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR the following:		☐	☐	☐

Vote on Directors
1. Election of Directors
Nominees:
01) Mark J. Baric	03) Charles B. Nemeroff, M.D., Ph.D.
02) Thomas Bonney	04) Steven B. Ratoff

Vote on Proposals
The Board of Directors recommends you vote FOR the following proposal(s):

		For	Against	Abstain
2.

To approve the amendment and restatement of the Company’s 2006 Equity Incentive Plan to, among other things, increase the number of shares of common stock reserved for issuance thereunder from 6,000,000 to 16,000,000.

		☐	☐	☐

3.	To ratify the selection of J. H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (JOINT OWNERS)	Date